UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Natus Medical Incorporated

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April 28, 2022

Dear Natus Shareholders:

On behalf of the Natus Board of Directors, our Management Team and more than 1,400 Natus Teammates in 13 countries around the world, I am pleased to invite you to attend our 2022 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Wednesday, June 15, 2022 at 8:00 a.m. (PT).

Our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2022. You will also be able to vote your shares electronically at the Annual Meeting. We intend to resume our historical practice of holding an in-person meeting next year.

The attached Notice of 2022 Annual Meeting of Shareholders and Proxy Statement includes further details about the business that will be conducted at our Annual Meeting. Shareholders may also access these materials at the Investor Relations page on our website at www.natus.com. Our Investor Relations page also includes information on our Environmental, Social, and Governance (ESG) practices along with our most recent investor presentation highlighting our Natus Values, Vision, and clinical focus on the Brain, Neural Pathways, and eight Sensory Nervous Systems.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote even if you previously submitted your proxy.

Sincerely,

Thomas J. Sullivan

President & Chief Executive Officer

Member, Board of Directors

April 28, 2022

Dear Natus Shareholders:

Thank you for your investment in Natus Medical Incorporated. Our 1,400+ global Teammates are proud of the solutions we offer clinicians that enable them to enhance patient care and the quality of life for people around the world.

It is a privilege to serve as your Board Chairperson. My Board colleagues and I are grateful for all of our Teammates’ contributions for finding safe, creative and reliable approaches in navigating through the COVID-19 pandemic these past two years. These efforts were critical in ensuring that the Natus products and services on which healthcare professionals and patients rely, remained available. We enter 2022 as a stronger, more efficient company; with an energized Management Team focused on shareholder value creation through a growth-oriented strategy We are committed to providing “best in class” technologies that deliver clinical value for our clinician partners and their patients and economic value all stakeholders for many years to come.

Your Board of Directors remains committed to ongoing improvement. As part of this commitment, the Board actively reviews the needs of the company and the skills of our Directors to ensure that the Board’s decisions are enriched by a diversity of experiences and perspectives. Additionally, this year we reformed our Innovation & Quality Committee to focus on these critical areas as a medical technology company and added an ESG Committee in September 2021 to enable us to play an active role in shaping Natus strategy and execution. This will remain a focus in 2022.

On behalf of the Natus Medical Incorporated Board of Directors, thank you for your continued support.

Sincerely,

Joshua H. Levine

Chairperson of Board

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS and notice regarding the availability of proxy materials

Date and Time:	Place*:
June 15, 2022 at 8:00 a.m. PT	Virtual Meeting Site: www.viewproxy.com/natus/2022

* Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and shareholders, our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.viewproxy.com/natus/2022. You will also be able to vote your shares electronically at the Annual Meeting.

Proposals to be voted on at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”):

Proposal 1.	Election of seven director nominees named in the attached Proxy Statement to serve until either the 2023 annual meeting or until their respective successors are duly elected and qualified.

Proposal 2.	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan.

Proposal 3.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement.

Proposal 4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

And any other business that properly comes before the meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Record Date: Shareholders who owned shares of our common stock at the close of business on April 18, 2022, are entitled to virtually attend and vote at the Annual Meeting. A complete list of these shareholders will be available during normal business hours for ten days prior to the Annual Meeting. A shareholder may examine the list for any purpose germane to the Annual Meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be available for examination during the Annual Meeting at www.viewproxy.com/natus/2022.

Your vote is important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting whether or not you expect to attend the Annual Meeting by live webcast.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card or voting instruction form.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.

BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	VIRTUALLY Attend the 2022 annual meeting by live webcast and vote by ballot.

By Order of the Board of Directors,

Joshua H. Levine

Chairperson of the Board of Directors

April 28, 2022

Important notice regarding the availability of proxy materials for the

2022 Annual Meeting of Shareholders to be held on June 15, 2022:

Our Proxy Statement and 2021 Annual Report to shareholders are available on the Internet at www.proxyvote.com

Natus Medical Incorporated     ■     3150 Pleasant View Road, Middleton, WI 53562     ■     www.natus.com

Additional Information	64
Annual Report on Form 10-K	64
Delivery of Proxy Materials	64
Attachment 1 – Amended and Restated 2011 Employee Stock Purchase Plan	65

Note Regarding Forward-Looking Statements:

This proxy statement contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, the expected benefits of recent and anticipated corporate governance initiatives and the Company’s strategies for driving growth and long-term value for our shareholders. These statements relate to current estimates and assumptions of our management as of the date of this proxy statement and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions, and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company’s future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 outbreak on the Company’s business and results of operations, the ability of the Company to realize the anticipated benefits of corporate governance initiatives, its consolidation strategy and recent and anticipated governance initiatives, effects of competition, the Company’s ability to successfully integrate and achieve its profitability goals, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company’s target markets, the Company’s ability to expand its sales in international markets, the Company’s ability to maintain current sales levels in a mature domestic market, the Company’s ability to control costs, risks associated with bringing new products to market, and the Company’s ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Natus disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

PROXY SUMMARY

This summary highlights important information you will find in this Proxy Statement regarding Natus and the upcoming Annual Meeting. This summary does not contain all the information that you should consider. Please carefully review the complete Proxy Statement before you vote.

SHAREHOLDER VOTING PROPOSALS

Proposal		Board's Voting Recommendation	Annual Meeting of Shareholders
Proposal 1	Election of Directors	FOR ✓ each nominee	Date and Time: June 15, 2022 8 a.m. PT Place*: Virtual Meeting Site: http://viewproxy.com/natus/2022 Record Date: April 18, 2022
Proposal 2	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan	✓ FOR
Proposal 3	Adivsory Vote to Approve Named Executive Officer Compensation	✓ FOR
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	✓ FOR

* Our Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting http://viewproxy.com/natus/2022. You will also be able to vote your shares electronically at the Annual Meeting.

BOARD OF DIRECTORS (THE “BOARD”)

All of our current directors are standing for election at the Annual Meeting. The following chart provides key information on each of our current directors.

				Committee Membership
Directors	Year Appointed or Elected	Independent	Age	Audit Committee	Nominating & Governance Committee	Compensation Committee	Innovation & Quality Committee	Environmental, Social, & Governance Committee
Ilan Daskal*.	2020	Yes	56	✓C	✓	✓		✓
Eric J. Guerin*	2021	Yes	50	✓		✓		✓
Lisa Wipperman Heine	2018	Yes	58		✓	✓C	✓
Joshua H. Levine**	2018	Yes	63
Bryant M. Moore	2021	Yes	68		✓		✓C	✓
Alice D. Schroeder*	2019	Yes	65	✓	✓ C			✓ C
Thomas J. Sullivan	2019	No	58

*       Denotes an audit committee financial expert.

**      Denotes Chairperson of the Board

C       Indicates a Chairperson role on the Committee.

Natus Medical Incorporated | 2022 Proxy Statement	1

Assuming the election of each of our director nominees, the following summarizes our Board composition following the 2022 Annual Meeting:

Gender	Average Age	Average Board Tenure	Independence

Women = 28.6%	Women = 61.5 years	Women 100% < 5 years	Women = 100%

Men = 71.4%	Men = 59 years	Men 100% < 5 years	Men = 80%

CORPORATE GOVERNANCE HIGHLIGHTS

Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

✓ WHAT WE DO
✓	Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.
✓	Special shareholders meetings can be called by shareholders owning at least 25% of our outstanding voting shares.
✓	Independent Board – All of our non-employee current and nominated directors meet independence requirements.
✓	Regular executive sessions of independent directors.
✓	Executive management succession planning reviewed annually or as requested by the Board.
✓	Active shareholder engagement – We regularly meet with shareholders throughout the year, and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with numerous independent directors joining the Board in the past three years.
✓	Annual Board and Board Committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Strive for gender equality on our Board with a mix of men and women who serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Named Executive Officers.
✓	Independent Board Chair – Mr. Levine has served as Board Chair since July 2021 and has been heavily involved in the Company’s shareholder engagement process.
✓	Declassified board. We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board is now fully declassified.
✓	No over boarding – Each of our independent directors serves on no more than two other public company boards and our CEO does not serve on any outside public company Boards.
✓	Strategic Plan Review and approval of the overall business strategy for the Company.
✓	Strive for Diversity and Inclusion for independent directors on our Board

X WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.

2	Natus Medical Incorporated | 2022 Proxy Statement

COMMITMENT TO SHAREHOLDER ENGAGEMENT

Our Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Our Board has established a formal shareholder outreach program. Represented by the Board chair, we annually reach out to our shareholders and meet with all of those who are interested.

EXECUTIVE COMPENSATION

Summary

Natus Medical Incorporated is a leading provider of medical device solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems. Natus products are used in hospitals, clinics and laboratories worldwide. The primary objectives of our executive compensation program are to:

●	Attract and retain individuals with the skills and performance needed to achieve our business objectives;

●	Competitively reward and incentivize individuals over time; and

●	Align the short and long-term compensation of those individuals with the Company’s performance.

Compensation Program Highlights

Our Compensation Committee believes that the most effective executive compensation program is one that aligns executives’ interests with those of shareholders by rewarding the achievement of key performance goals, with the ultimate objective of improving shareholder value.

Natus Medical Incorporated | 2022 Proxy Statement	3

✓ WHAT WE DO
✓	Link Pay to Performance. Annual cash bonus payouts are based on the achievement of challenging operating and financial performance goals. To further link executive compensation paid to performance attained, we include Market Stock Units (MSUs) and Performance Stock Units (PSUs) as part of our executive compensation program as described in further detail herein.
✓	Maintain Executive Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold shares of our common stock having a value ranging from 1.0x to 5.0x their annual base salary.
✓	Subject Incentive Compensation to our Clawback Policy. We maintain a clawback policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
X WHAT WE DON’T DO
✗	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
✗	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2021 Equity Incentive Plan.
✗	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
✗	Pay Excessive Compensation. We generally target the annual total direct compensation (base salary, target annual bonus and target long-term equity awards) for our named executive officers at the 50th percentile of the peer group market data.
✗	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

COMPANY OVERVIEW

At the end of 2021, Natus embarked on a journey to strengthen our company’s foundation to support innovation, drive growth and inspire our teammates to be passionate and committed to delivering excellent outcomes and experiences for our key stakeholders. Our new Vision, Mission, Strategic Roadmap and Our Natus Pledge are critical to our success along with our guiding our priorities, actions and behaviors every day.

Our Vision

Delivering innovative and trusted solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, & eight sensory nervous systems to advance the standard of care and improve patient outcomes and quality of life.

Our Mission

Natus is recognized by Healthcare Providers as the source for solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems.

Best-in-class service and education complement hardware, advanced software and algorithms, and consumables that provide stimulus, acquire and monitor physiological signals, and capture how the body responds enabling clinicians to improve patient outcomes and quality of life.

4	Natus Medical Incorporated | 2022 Proxy Statement

Our solutions create value for our customers and are valued by our customers making Natus globally #1, or #2 with a path to #1, in the markets in which we compete.

We are uniquely positioned to transform the treasure of data flowing through the vast Natus ecosystem into knowledge leading to innovation in the standard of care and new business opportunities.

What we are Passionate about:

●	Making a difference in patients’ lives

●	The quality, safety, availability, and performance of our products

●	Improving our Customers’ ability to care for patients

●	Innovation and advancing the Standard of Care

●	Upholding our culture of integrity and doing the right thing the right way, every time

●	Teammates and our collaborative, enjoyable workplace where all feel we belong and can grow as professionals

●	Winning in the market, growth, and performance that exceeds expectations

●	Rewarding our Teammates and our Shareholders

Our Natus Pledge

We are making a commitment to all our key stakeholders to aspire to and hold ourselves accountable for living Our Natus Pledge. We started with our Teammates first since they are key to everything that is core to the company’s success. In fact, our key stakeholders are in this specific order because we can only achieve the expected results and provide a return for our Shareholders by upholding our commitment to our Teammates, Customers & Patients, Governing Bodies, Collaborators and our Environment.

●	To Our Teammates – A safe and secure (physical, psychological, financial, and social) environment where our Natus Team together creates our future and has the tools and resources to respond to the needs of our customers and the quality of life to grow as a person and professional.

●	To Our Customers & Patients – Safe and effective products, services, education, and continuous innovation that enable Healthcare Providers to improve Patient outcomes. A Company they can trust for quality, reliability, service, and best total value to enable their success.

●	To Our Governing Bodies – A good corporate citizen, continually striving to understand the regulations which govern our business and improve our processes, procedures, and execution to ensure compliance. Responsive to inquiries and transparent in our actions.

●	To Our Collaborators – A trusted company to do business with and welcoming of open dialog to ensure shared success through transparency, mutual support, and continuous improvement.

●	To Our Environment – A good steward of the resources we are privileged to use and globally aware in our decision making to reduce and ultimately eliminate any detrimental impact.

●	To Our Shareholders – A company viewed as an attractive asset as a result of good governance, a long-term view, consistent execution of commitments, and investment returns commensurate with the risk.

Our Values

We defined what makes us great as Teammates and collectively in the I AM NATUS core values and behaviors that we work to bring to life every day.

●	Inclusive, Mutually Respectful, Culturally Sensitive, and Open Minded

●	Accountable, Dedicated, Responsive, and Professional

●	Motivated, Empowered, Engaged, Resourceful, Efficient, and Effective
●	Nimble, Adaptable, Proactive, Data Driven, Focused, and Decisive

Natus Medical Incorporated | 2022 Proxy Statement	5

●	Adventurous, Risk-Taking, Resilient, Curious, Innovative, Thoughtful

●	Trustworthy, Authentic, Meticulous, and Communicative

●	Upbeat, Can Do, Supportive, Empathetic, Caring, and Proud

●	Specialists in our Field, Unassuming, Always Learning

ENVIRONMENTAL, SOCIAL & GOVERNANCE (“ESG”)

Our Natus Pledge guides our actions and behaviors, and that commitment includes being a good steward of ESG practices. ESG is a rapidly evolving area and the market practices on governance of these matters varies significantly.

ESG Governance

In 2021, the Board engaged with management to formalize its ESG strategy and established a Board-level Environmental, Social & Governance (ESG) Committee in September 2021. The charter of the ESG Committee is to assist the Board and Management in defining and formalizing the Company’s ESG strategy, objectives, and key performance indicators (KPI’s). Having an ESG Committee allows the Board to devote focused attention on ESG matters that otherwise would not be possible, given the scope of the other Board Committee responsibilities.

Our Commitment

Our current ESG-related practices are published on Natus.com to inform our Teammates and key Stakeholders about what guides Natus Medical Incorporated’s business conduct and relationships around the world.

We recognize Natus has a responsibility to make positive economic, social, and environmental impacts while advancing and complementing our business strategy. We expect to continue to evolve our ESG strategy in the future as our action planning work matures.

We are guided by local laws and regulations and governed through internal policies to allow application through strict and high standards of behavior in our business activities. These standards guide our employees and partners in determining the correct actions to ensure these high standards are met through operation in our daily working lives.

ESG Policies and Statements

There are a broad range of environmental, social and governance (ESG) practices that Natus Medical Incorporated is focused on evolving and delivering.

Polices like Anti-Corruption and Code of Business Conduct demonstrate our integrity in every aspect of our operations. Business Continuity Management ensures we have thoughtfully prepared to quickly manage any unplanned incident that impacts our business.

We are committed to sustaining our environment through proper manufacturing practices and materials disposal.

As a diverse global organization, we have made a Pledge to create an inclusive and enjoyable workplace where all feel they belong and can grow as professionals. We are focused on empowering our people with a focus on development resources and teammate innovation accelerators.

Investing in our communities through volunteering, charitable donations and research grants are core to our values and strategy.

Developing Strategies to Enhance ESG

Our ESG journey continues with a full third-party assessment of our ESG practices in 2022 which will help guide our improvement efforts. We have and will continue to educate, train and bring ESG to life for our Natus teammates while strengthening our ESG policies and practices.

To reinforce our commitment, ESG performance and outcome measures are now tied to the corporate short-term incentive plan.

6	Natus Medical Incorporated | 2022 Proxy Statement

Our Inspiration Forward

We are excited about the opportunities ahead to enhance our corporate citizenship and are committed to consistently evaluate and evolve our policies and practices because it is both good for business and it is the right thing to do.

HUMAN CAPITAL

Our Natus Pledge to our Teammates is to create and maintain a safe and secure (physical, psychological, financial, and social) environment where each Teammate feels they belong and have the resources and training to respond to the needs of our Customers, the quality of life to grow as a person and professional, and time for family, health, and their community. We do this by taking action in the following areas: Engagement, DEI, Continuous Learning and Development, Total Rewards and Health & Safety.

Workforce Demographics

As of December 31, 2021, we are a workforce of approximately 1,400 regular full-time Teammates with approximately 50% of our Teammates located outside the United States.

We are organized by function, which breaks down as follows: Commercial with 692 Teammates (including Sales, Service & Marketing), Manufacturing Operations with 252 Teammates, Engineering with 173 Teammates, General and Administrative with 177 Teammates, and Quality and Regulatory Affairs with 104 Teammates.

Our gender distribution of our Teammates is 34% women and 66% men. The company has a fairly long tenured team with the average length of service of 8 years.

The company has experienced an increase in voluntary turnover due to the effects of the global pandemic and other related factors (i.e., more competitive demand for talent, low unemployment in core locations, increasing compensation expectations and more retirements than in previous years).

Teammate Engagement

The company does a quarterly engagement survey to collect feedback from our teammates on how to make Natus a great place to be. We are focused on transparency and accountability related to our Teammates Engagement. And it will be a key performance criteria in our short-term incentive plan to ensure we are living Our Natus Pledge.

As noted in the company Pledge and Values, being Inclusive, mutually respectful, culturally sensitive and open minded is first among our core values and behaviors. We recognize that a culture of inclusion makes us stronger. We have a comprehensive approach to communicating regularly to share ideas and gather feedback which is an important component of our diversity and inclusion efforts.

Building a culture of appreciation starts with a simple thank you and acknowledgments, we started a Peer Appreciation channel in which had hundreds of our Teammates recognizing one another from across the company, across the globe, across teams and functions.

Flexible Work

Natus formalized a flexible and remote work policy to support our Teammates safety and well-being. Managers and Teammates were given tools, training and support to make a smooth transition to a more diverse work environment. Today our workforce is 28% flexible, 42% fully remote and 30% on-site as required by their role and/or preference. This transition also opens additional and more diverse talent markets for Natus.

Our HR Technology Roadmap was accelerated with more Teammates working remotely. In 2021, we implemented various technology enhancements like automation, standardization, and increased security features to improve access, enhance the online experience and reduce risk in a globally distributed and often remote workforce.

Diversity, Inclusion and Belonging

Our commitment to a diverse and inclusive environment ensures our global teammates feel a sense of belonging which enables us to produce innovative products that serve our diverse customers and their patients. We know a diverse workforce also strengthens our ability to attract and retain talent who want to grow a career where their perspective is valued and encouraged.

Natus Medical Incorporated | 2022 Proxy Statement	7

Natus has an outreach program to recruit and promote our job opportunities to a broad range of organizations and hundreds of job boards with the intent of developing a diverse pool of qualified candidates.

Natus is committed to creating a work environment free of discrimination or harassment of any kind supported by policies, training and communications. Natus has an open and robust support system for Teammates to address any issues, concerns or complaints. We provide management escalation paths, Human Resources support systems and a confidential ethics hotline that is monitored by the Corporate Compliance Officer and the Board of Directors. As part of our onboarding process, all Teammates must go through training on Natus Policies & Procedures and attest to our company Code of Conduct which outlines the standards for appropriate conduct and behavior.

Continuous Learning and Development

We provide internal training to Teammates globally through our online learning platforms. In addition to our extensive Quality and Business Process Training, Natus provides comprehensive training resources to Teammates including an on-demand online learning system with over 7,000 courses to support skill building in a wide variety of areas from business, technical, leadership/management to personal productivity and wellness. In 2021, our Teammates have taken an average of 20 hours of training.

Total rewards

Natus’ global Total Rewards Philosophy is to establish and maintain total compensation programs that include competitive cash compensation for Teammates in all geographical regions where we operate, short and long-term incentives, comprehensive global health and welfare benefits that meet the varying needs of our Teammates. The company added new mental, physical, family and financial wellness resources for Teammates to cover a wide variety of personal needs and situations.

All employees (except those on commission) are eligible to participate in the corporate bonus program which includes both financial and ESG metrics that our Teammates drive the success of.

In 2021, 95% of our Teammates received a merit increase based on performance. Our average salary increase was 3% with 6% of our population receiving a merit increase greater than 5%.

Health and safety

Protecting the safety, health, and well-being of our Teammates around the world is a key priority. Throughout the COVID-19 pandemic, we remained focused on the health and safety of our Teammates by implementing new safety protocols, providing personal protective equipment, increasing cleaning procedures and requiring the wearing of masks globally. In addition, we trained Teammates and increased communications, reconfigured our facilities to add space for physical distancing, implemented remote work where possible and enhanced our IT systems to facilitate working from home and improved cybersecurity.

Natus mandated vaccines where we could and partnered with an occupational health vendor to mandate, track and report out on teammate vaccinations via a secure mobile app. We also anticipated the need for virus testing kits early on and secured a supply for our manufacturing sites and provided Teammates and their families with an onsite COVID-19 vaccination clinic at our largest manufacturing site.

8	Natus Medical Incorporated | 2022 Proxy Statement

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF SHAREHOLDERS

GENERAL MEETING AND VOTING INFORMATION

Our Board is soliciting your proxy for use at the Annual Meeting to be held at 8:00 a.m. PT, on June 15, 2022, via live webcast at www.viewproxy.com/natus/2022.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. The meeting webcast will begin promptly at 8:00 a.m. PT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m. PT and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

Unless the context otherwise requires, references in this Proxy Statement to “Natus,” the “Company,” “our,” “we,” “us,” and similar terms refer to Natus Medical Incorporated, a Delaware corporation.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be Held on June 15, 2022

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and 2021 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

The Notice and the Proxy Materials are first being made available to shareholders on the date of the notice of meeting.

Voting Proposals and Recommendations

The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:

Proposal		Our Board’s Recommendation
Proposal 1.	Election of Directors	✔ FOR each nominee
Proposal 2. Proposal 3.	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan Advisory Vote to Approve Named Executive Officer Compensation	✔ FOR ✔ FOR
Proposal 4.	Ratification of Appointment of Independent Registered Public Accounting Firm	✔ FOR

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if other business properly comes before the Annual Meeting or any postponement or adjournment thereof by or at the direction of our Board, our shareholders will be asked to consider and transact such other business.

Natus Medical Incorporated | 2022 Proxy Statement	9

BOARD MATTERS

Record Date and Shareholders List

The Board has fixed the close of business on April 18, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to the meeting. To inspect the list, please email our Investor Relations department at InvestorRelations@Natus.com. The list will also be made available during the Annual Meeting for inspection by any shareholder present at the virtual meeting.

Eligibility to Vote

You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the record date, April 18, 2022. At the close of business on that date, 34,581,270 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each shareholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold Natus’ shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Broadridge Financial Solutions, Inc., you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	– If you received a Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	– If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	– If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
Virtually	– You may also vote electronically at the virtual Annual Meeting.

Shares Held in Street Name. If your shares are held in a brokerage account or by another nominee you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy promptly by the Internet or phone or by completing, dating, signing and returning the enclosed proxy card as promptly as possible in the accompanying reply envelope. If your shares are held in street name by a broker, trustee or other nominee and you do not instruct this nominee how to vote your shares, your shares will not be voted on any matter other than approval of appointment of our independent registered public accounting firm.

Broker Voting

Brokers holding shares of record for their customers are entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4), without instructions from the beneficial owner of those shares. However, these brokers are generally not entitled to vote on certain non-routine matters, including the election of directors, amendments to our Restated Certificate of Incorporation, as amended and matters relating to equity compensation plans or executive compensation, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of KPMG LLP (Proposal 4).

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BOARD MATTERS

If you are a beneficial owner and do not provide your broker or other shareholder of record with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

How Many Votes

You are entitled to one vote for each of our common shares that you owned on the record date. The accompanying Proxy Card indicates the number of shares that you owned on the record date.

Voting Deadline

If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on June 14, 2022, the day before the Annual Meeting, in order for your shares to be voted at the Annual Meeting. If you are a shareholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.

If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares.

Appointment of Proxies

The Board has appointed Thomas J. Sullivan, President and Chief Executive Officer of the Company, and Drew Davies, Executive Vice President and Chief Financial Officer, to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted in accordance with the recommendations of our Board as set forth above under “Voting Proposals and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, or any adjournment or postponement thereof, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

Revocation of Your Proxy

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker, trustee, bank, or other nominee holding your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. ET on June 14, 2022.

Quorum

Holders of a majority of shares of our common stock issued and outstanding and entitled to vote as of the record date must be present in person or represented by proxy to meet the quorum requirement pursuant to our Bylaws for holding the Annual Meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Required Vote for Each Proposal

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

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BOARD MATTERS

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes
Proposal 1.	Election of Directors	Majority of votes cast (“for” votes must exceed the number of “against” votes in an uncontested director election)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)
Proposal 2.	Approval of the Amended and Restated 2011 Employee Stock Purchase Plan	Majority votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)

Proposal 3.	Executive Compensation (Advisory)	Majority votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)

Proposal 4.	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast (“for” votes must exceed the number of “against” votes)	Abstentions and broker non-votes not counted as votes cast (only “for” and “against” votes are counted)

Proxy Solicitation Costs

Natus is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

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BOARD MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

General. Our Board currently consists of seven directors. All of our current directors will be standing for election at the Annual Meeting. All elected directors will serve one-year terms.

Each of our directors brings a unique perspective to our Board. For example, Mr. Guerin has a strong background in finance and global corporate accounting/reporting, and Dr. Moore has expertise in research and development, as well as strategic partnerships. Mr. Levine has extensive experience with creating and unlocking strategic value for the companies he has led, and Ms. Wipperman Heine is a medical device industry veteran with a strong track record and expertise in regulatory affairs that spans 25+ years. Additionally, Ms. Schroeder brings decades of Wall Street experience, and Mr. Sullivan further enhances our Board through his expertise in managing medical device companies. Finally, Mr. Daskal brings extensive financial and operational experience to the Board.

The Board has nominated Ilan Daskal, Eric J. Guerin, Lisa Wipperman Heine, Joshua H. Levine, Bryant M. Moore, Alice D. Schroeder, and Thomas J. Sullivan for election to the Board, to serve until the 2023 annual meeting of shareholders. In an uncontested election, our Bylaws require directors to be elected by the majority of the votes cast with respect to such director. This means that the number of shares voted “For” a director must exceed the number of votes “Against” that director. Under our Board Governance Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating & Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board within 90 days from the date the election results are certified whether to accept the resignation. Our Board will consider such recommendation promptly and publicly disclose its decision with respect to such resignation. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting that nominee will not become a director. There are no family relationships among our executive officers and directors.

Policy for Director Recommendations and Nominations. Listed below are the minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees:

●	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

●	Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

●	Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The following are specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Company’s directors to possess:

●	Experience as an independent director of a publicly-traded company or the governance of publicly-traded companies;

●	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;

●	Experience with Wall Street, transactions, and managing operations; and

●	Some understanding of the medical device market.

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BOARD MATTERS

The Nominating & Governance Committee will evaluate potential nominees. Members of the Nominating & Governance Committee, as well as other members of the Board, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee. We recognize the value in diversity on our Board, and the Nominating & Governance Committee strives to nominate directors with a variety of complementary skills and diversity so that, as a group, the Board will possess the appropriate talent, skills, diversity, and expertise to oversee our business. The Nominating and Governance Committee has an ongoing search to add key skills as well as gender and ethnic diversity to our Board of Directors. We will continue our recruitment efforts, reviewing our qualifications and expanding the outreach until we meet our objective.

The Nominating & Governance Committee will consider qualified candidates for director nominees suggested by the Company’s shareholders. Shareholders can suggest qualified candidates for director nominees by writing to BoardofDirectors@natus.com; or mail to the Chair of our Nominating & Governance Committee, or to our Chairperson of the Board, care of Corporate Secretary, 3150 Pleasant View Road, Middleton, WI 53562. Submissions received that meet the criteria described above are forwarded to the Nominating & Governance Committee for further review and consideration. The Nominating & Governance Committee does not intend to evaluate candidates proposed by shareholders any differently than other candidates.

Skills and Qualifications of Our Directors
Medical Technology Industry Experience	Strategic Business Development	Corporate Governance
Regulatory and Compliance	Senior Leadership	Operations Management
Innovation/Technology	Finance and Financial Industry	Financial Reporting
Mergers and Acquisitions	Risk Management	Research and Development
Cybersecurity	Regulatory/Gov’t Affairs	Healthcare
Biotech

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BOARD MATTERS

The following matrix highlights our current Board’s diverse range of qualifications and skills:

Board Members		Eric J. Guerin Executive VP & CFO, CDK Global	Bryant M. Moore Director, Strategic Partnerships, University of North Carolina at Chapel Hill	Ilan Daskal Executive VP & CFO, Bio-Rad Laboratories, Inc.	Lisa Wipperman Heine Former President & CEO PreCardia Inc.	Joshua H. Levine Chair of the Board President & CEO, Accuray, Inc.	Alice D. Schroeder Former Chair & CEO, WebTuner Corp	Thomas J. Sullivan President & CEO, Natus Medical Incorporated
DEMOGRAPHICS	Start Date	2021	2021	2020	2018	2018	2019	2019
	Age	50	68	56	58	63	65	58
	Gender	M	M	M	F	M	F	M
GENERAL	Concurrent fulltime position	✓	✓	✓		✓		✓
	Other Public Co. Board Exp.	✓		✓	✓	✓	✓	✓
BUSINESS	Public Co. CEO					✓		✓
	Global	✓	✓	✓	✓	✓	✓	✓
	Commercial Operations			✓	✓	✓		✓
	Regulatory / Govt. Affairs				✓		✓
FINANCE	Finance / Accounting	✓		✓			✓
	Public Co. CFO	✓		✓
	M&A	✓		✓	✓	✓		✓
	Risk	✓		✓		✓	✓	✓
	R&D	✓	✓	✓	✓	✓		✓
HEALTHCARE	Physician					✓
	Payor				✓	✓
	Compliance					✓	✓	✓
	Providers				✓	✓	✓	✓
TECHNOLOGY	High Tech	✓		✓			✓
	Medtech	✓	✓	✓	✓	✓		✓
	Biotech		✓		✓
	Cybersecurity						✓	✓

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BOARD MATTERS

BIOGRAPHIES OF DIRECTOR NOMINEES

Ilan Daskal Age: 56 Director Since: 2020 Natus Board Roles: ● Chair of the Audit Committee Nominating & Governance Committee Member Compensation Committee Member ESG Committee Member

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since March 2020

●

Bio-Rad Laboratories, Inc.

–

Executive Vice President and Chief Financial Officer since April 2019

●

Lumileds

–

Chief Financial Officer from 2017 to 2019

●

Ixia, Inc.

–

Member of the Board of Directors from 2015 to 2017

–

Chair of the Audit Committee from 2015 to 2017

●

International Rectifier Corporation

–

Executive Vice President and Chief Financial Officer from 2008 to 2015

Education and Other Certifications

●

M.S. Finance, City University of New York

●

B.B. Accounting, Tel-Aviv College of Business

Select Qualifications and Skills

Mr. Daskal brings over 25 years of experience in senior financial roles and has held several CFO positions at both public and private companies that include Bio-Rad Laboratories, International Rectifier Corporation and Infineon. Mr. Daskal’s qualifications to serve on our Board include his breadth of experience in finance, operations, IT, as well as mergers and acquisitions, all in a global setting.

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BOARD MATTERS

Eric J. Guerin Age: 50 Director Since: 2021 Natus Board Roles ● Audit Committee Member ● Compensation Committee Member ● ESG Committee Member

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since March 2020

●

CDK Global

–

Executive Vice President and Chief Financial Officer from January 2021 – present

●

Corning Incorporated

–

Division Vice President, Finance from 2020 – 2021

●

Corning Glass Technologies

–

Division Vice President and Chief Financial Officer from 2016 – 2020

●

Flowserve

–

Vice President Finance and Chief Financial Officer of Aftermarket Services and Solutions from 2014 – 2016

Other Current Public Company Directorships

 ●

Skyworks Solutions, Inc.

Education

●

MBA – St. John’s University

●

B.S. Accounting – College of Staten Island – The City University of New York

Select Qualifications and Skills

Mr. Guerin brings robust financial knowledge in governing global accounting and reporting functions to the Board. He is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA).

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BOARD MATTERS

Lisa Wipperman Heine Age: 58 Director Since: 2018 Natus Board Roles ● Chair of the Compensation Committee ● Nominating and Governance Committee Member ● Innovation and Quality Committee Member

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since 2018

●

PreCardia, Inc.

–

President & Chief Executive Officer from 2019 -2021

●

Miltralign, Inc.

–

Chief Operating Officer from 2015 to 2018

●

deArca Strategic Solutions, LLC

–

Founder and Principal from 2014 to 2015

Other Current Public Company Directorships

●

Miromatrix Medical Inc.

●

Surmodics Inc.

–

Member of the Board of Directors since 2017

–

Member of the Organization and Compensation Committee since 2017

–

Member of the Corporate Governance and Nominating Committee since 2017

Education

●

M.S. University of Manitoba

●

B.A. St. Olaf College

Select Qualifications and Skills

Ms. Wipperman Heine has also served in multiple leadership roles at Covidien, Inc. (formerly ev3, Inc., now Medtronic), including Global Vice President of Medical Affairs for Vascular Therapies. During her tenure at Covidien, she helped drive the strategy in support of a $1.7B business and was also responsible for leading the strategy and operations of Clinical Affairs, Healthcare Economics, Policy and Reimbursement and Medical Education functions. Ms. Wipperman Heine speaks frequently on healthcare matters and has published several articles in leading medical journals. In addition, she has served on various advisory boards, including the American Heart Association Go Red for Women Executive Leadership Team, and was previously an adjunct faculty member in the Medical Device graduate program of St. Cloud State University.

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BOARD MATTERS

Joshua H. Levine Age: 63 Director Since: 2018 Natus Board Roles ● Chairperson of the Board

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since 2018

●

Accuray, Inc.

–

President & CEO since 2012

●

Immucor Corporation

–

President & Chief Executive Officer from June 2011 to October 2011

–

Member of the Board of Directors from June 2011 to October 2011

●

Mentor Corporation

–

President & Chief Executive Officer from June 2004 to January 2009

–

Member of the Board of Directors from June 2004 to January 2009

Other Current Public Company Directorships

●

Accuray Incorporated

–

Member of the Board since 2012

–

President & Chief Executive Officer since 2012

Education

●

B.A. University of Arizona

Select Qualifications and Skills

Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. Mr. Levine’s qualifications to serve on our Board include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from 10+ years of experience as a chief executive officer with two other publicly traded, small- and mid-size-cap medical device manufacturing companies.

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BOARD MATTERS

Bryant M. Moore, Ph.D. Age: 68 Director Since: 2021 Natus Board Roles ● Chair of the Innovation & Quality Committee ● Nominating and Governance Committee Member ● ESG Committee Member

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since 2021

●

University of North Carolina at Chapel Hill

–

Director, Strategic Partnerships from 2015 to present

●

Abbott Medical Optics

–

Global Head, Refractive Research and Development 2012 - 2015

●

Medtronic

–

Vice President, External Partnerships & Technology Assessment from 2010 - 2012

Education

●

B.S. Chemistry – N.C. A&T State University

●

Ph.D. Biochemistry – University of North Carolina

Select Qualifications and Skills

Dr. Moore brings extensive research and development skills as well as strategic partnership leadership skills to the Board.

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BOARD MATTERS

Alice D. Schroeder Age: 65 Director Since: 2019 Natus Board Roles: ● Chair of the Nominating & Governance Committee ● Chair of the ESG Committee ● Audit Committee Member

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

Member of the Board since February 2019

●

WebTuner Corp.

–

Chief Executive Officer from 2014 to 2017

–

Chair of the Board of Directors from 2014 to 2017

Other Current Public Company Directorships

●

Carbon Streaming Corporation

–

Member of the Board since 2021

●

Prudential plc

–

Chair of the Responsibility and Sustainability Working Group

–

Member of the Board and Audit Committee since June 2013

–

Member of Risk Committee since 2018

●

HSBC North America Holdings

–

Member of the Board and Risk Committee since 2021

–

Member of the Audit Committees of HNAH, HBUS, and HUSI since 2022

Education and Other Certifications

●

M.B.A. Finance, University of Texas at Austin

●

B.B.A. Finance, University of Texas at Austin

Select Qualifications and Skills

Ms. Schroeder joined the Natus Board with a wealth of experience as a former CEO and chair of several audit committees. She also spent nearly two decades on Wall Street. She began her career as a Certified Public Accountant with Ernst & Young and spent two years as a project manager at the Financial Accounting Standards Board, overseeing the issuance of several key accounting standards for the insurance industry. Ms. Schroeder has expertise in Environmental, Social, and Governance matters, and currently serves on the Board of an ESG company and is Chair of several ESG committees. She is the author of the #1 New York Times and Wall Street Journal Bestseller The Snowball: Warren Buffett and the Business of Life.

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BOARD MATTERS

Thomas J. Sullivan Age: 58 Director Since: 2019

Select Professional Experience and Highlights

●

Natus Medical Incorporated

–

President and CEO since December 2021

–

Member of the Board since February 2019

●

Spectrum Plastics Group

–

President & Chief Executive Officer from December 2020 to December 2021

–

Member of the Board of Directors from December 2020 to December 2021

●

A&E Medical Corporation

–

President & Chief Executive Officer from July 2018 to December 2020

–

Member of the Board of Directors from July 2018 to December 2020

●

Symmetry Surgical, Inc.

–

President & Chief Executive Officer from 2014 to 2018

–

Member of the Board of Directors from 2014 to 2018

●

Span-America Medical Systems Inc.

–

Member of the Board of Directors from 2015 to 2017

–

Chair of the Governance Committee from 2016 to 2017

●

Symmetry Medical, Inc.

–

President & Chief Executive Officer from 2011 to 2014

–

Member of the Board of Directors from 2011 to 2014

Education and Other Certifications

●

M.B.A. and Palmer Scholar, Strategic Management and Management Information Systems, The Wharton School

●

B.S. Computer Science and Applied Mathematics, University of Pittsburgh

●

Certified Governance Fellow of the National Association of Corporate Directors

Select Qualifications and Skills

Mr. Sullivan brings the perspective of a current global medical device CEO as well as that of a former CEO of two publicly traded companies and an independent director of a third. Mr. Sullivan’s qualifications to serve on our Board include his broad healthcare experience, operational / manufacturing skills, strategic planning, and business execution. In addition, Mr. Sullivan brings global expertise in the medical technology industry from years of experience as a global executive at Johnson & Johnson including several President roles at the Supply Chain & Business Process Division of J&J Health Care Systems Inc., DePuy Orthopaedics, Inc. and J&J Medical Products Canada.

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BOARD MATTERS

THE BOARD RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Corporate Governance Practices and Policies

Corporate Governance Highlights. Natus believes that good corporate governance practices are essential to fostering shareholder relations and creating shareholder value.

✓ WHAT WE DO
✓	Proxy access rights permit a Natus shareholder (or a group of up to 20 of our shareholders), owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or 20% of the members of our Board for inclusion in our proxy statement.
✓	Special shareholders meetings can be called by shareholders owning at least 25% of our outstanding voting shares.
✓	Independent Board – All of our non-employee directors meet independence requirements.
✓	Regular executive sessions of independent directors.
✓	Executive management succession planning reviewed annually or as requested by the Board.
✓	Active shareholder engagement We regularly meet with shareholders throughout the year and we annually invite major shareholders to meet independently with our Board Chair.
✓	Regular board refreshment with numerous independent directors joining the Board in the past three years.
✓	Annual Board and committee self-assessments.
✓	“Clawback” policy for performance-based compensation.
✓	Strive for gender equality for independent directors on our Board with a mix of men and women who serve as independent directors on the Board.
✓	Established Stock Ownership Guidelines for Directors and Named Executive Officers.
✓	Independent Board Chair – Joshua Levine has served as Board Chair since July 2021 and has been heavily involved in the Company’s shareholder engagement process.
✓	Declassified board – We amended our Certificate of Incorporation in June 2019 to phase out the classified Board, and the Board became fully declassified in 2021.
✓	No over boarding – Each of our independent directors serves on no more than two other public company boards and our CEO does not serve on any outside public company Boards.
✓	Strive for Diversity and Inclusion for independent directors on our Board

X WHAT WE DON’T DO
✗	No shareholder rights plan (“poison pill”).
✗	No supermajority voting provisions in the Company’s organizational documents.
✗	No Cumulative voting. We eliminated the ability of shareholders to exercise cumulative voting in 2019.

Natus Medical Incorporated | 2022 Proxy Statement	23

BOARD MATTERS

Commitment to Shareholder Engagement. Your Board and senior management are committed to engaging with our shareholders. Throughout the year, members of our senior management discuss our business, corporate governance and financial results with current and prospective shareholders. The feedback we collect from these discussions is shared with the Board and its committees and is incorporated into our decision-making processes. Our Board has a formal shareholder outreach program, where it annually reaches out to our shareholders and meets with all of those who are interested.

Director Independence. Natus’ Board Governance Guidelines provide that a majority of the directors on the Board must meet the independence requirements of the Nasdaq listing standards. The Board Governance Guidelines also provide that our Audit, Compensation and Nominating & Governance Committees consist only of independent directors. The Board has determined that, except for Mr. Sullivan, our Chief Executive Officer, each of our current directors has no material relationship with Natus (either directly or as a partner, shareholder or officer of another organization that has a material relationship with Natus) and is independent within the meaning of the Nasdaq Stock Market director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Natus (either directly or as a partner, shareholder or officer of an organization that has a material relationship with Natus) and is “independent” within the meaning of the Nasdaq director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules.

Board Leadership Structure. Our independent directors will annually elect a Chairperson of the Board (“Chairperson”), who may or may not be the Chief Executive Office of the Company. If the individual elected as Chairperson is the Chief Executive Officer, the independent directors shall also elect a Lead Independent Director. The Chairperson or Lead Independent Director, if any, shall perform such duties and exercise such powers as from time to time shall be prescribed in the Company’s Bylaws or by the Board; provided that the Chairperson or Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent directors. In addition, the Chairperson or Lead Independent Director, if any, shall facilitate information flow and communication among the directors and perform such other duties as may be specified by the Board. The Chairperson or Lead Independent Director, if any, will meet on a regular basis with the Chief Executive Officer to review and discuss the Company’s business and issues that may be appropriate for the Board to oversee.

The Board has determined that having an independent director serve as Chairperson is in the best interest of our shareholders at this time. Mr. Levine is currently designated as Chairperson of the Board, and, as such, he presides at the executive sessions of the Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. The roles of Chief Executive Officer and Chairman of the Board have been separated since September 2004.

Board Composition. The Board has fixed the number of directors at seven.

The ages of our directors range from 50 to 68, with an average age of approximately 60. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. Director lengths of service on the Board range from approximately one year to approximately four years. After the 2022 meeting, the average tenure of our current Board will be approximately 2.6 years. Our Board gender diversity is 29%. None of our independent directors serves on more than two other public company board and our CEO does not serve on any outside boards.

24	Natus Medical Incorporated | 2022 Proxy Statement

BOARD MATTERS

Risk Oversight. Management continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, the Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board performs these functions in a number of ways, including the following:

-	At its regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy, and discusses risks related to the business;

-	Our Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures;

-	Our newly formed Environmental, Social, and Governance Committee assists the Board in evaluating and monitoring the Company’s development of its Environmental, Social, and Governance (“ESG”) strategy and corporate purpose, values and culture, and integration of these into the Company’s strategic objectives and business plan.

-	Our Audit Committee oversees and reviews the Company’s policies regarding information technology and management information systems and cybersecurity risks that may impact these systems;

-	Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks; and

-	The Company’s Innovation and Quality Committee receives regular reports from management regarding the management of the Company’s risk profile, as well as Company-wide compliance activities.

Board Meetings. During the year ended December 31, 2021, the Board held twenty-nine meetings. In 2021, our Board members attended all of the meetings of the Board of Directors. The Company expects, but does not formally require, its directors to attend annual meetings of shareholders. All of the directors at the time of the 2021 annual meeting attended it.

Board Governance Guidelines. The Board has adopted a set of Board Governance Guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and its shareholders. The Board Governance Guidelines cover topics including, but not limited to, Board and committee responsibilities and functions, succession planning and director candidate selection criteria. The Board Governance Guidelines are available under the Corporate Governance page of our Investors section of the website at www.natus.com.

Succession Planning. As requested from time to time, but not less than annually, the CEO provides the Board with an assessment of senior managers and their potential to succeed him or her. The CEO and the Board also collaborate to assess persons considered potential successors to certain senior management positions.

Communicating with the Board. Any interested party who desires to contact any member of the Board, including the CEO or the non-management members of the Board as a group, may write to any member or members of the Board at: c/o Natus Medical Incorporated, 3150 Pleasant View Road, Middleton, WI 53562. Shareholders may also communicate with the Board on a confidential basis by sending an email to BoardofDirectors@natus.com. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

Board Committees. The Board is permitted to establish committees as it deems appropriate. It is the general policy of the Company that the Board as a whole considers all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these committees are the Audit Committee, Compensation Committee, Innovation & Quality Committee, Nominating & Governance Committee, and the Environmental, Social, and Governance Committee. The Nominating & Governance Committee recommends the members and chairs of these committees to the Board.

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BOARD MATTERS

Audit Committee

Audit Committee Membership
Ilan Daskal, Chair
Alice D. Schroeder
Eric J. Guerin

Highlights:

●	Mr. Guerin, Ms. Schroeder, and Mr. Daskal are each “independent” and “audit committee financial experts” under the applicable rules of the Nasdaq Stock Market and the SEC.

●	The Audit Committee held six meetings in 2021, and all members attended 100% of the meetings.

Purpose. Our Audit Committee oversees and monitors our financial reporting and disclosure processes, our financial statement audits, the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, and our internal accounting and financial controls. The Audit Committee also pre-approves audit and non-audit services, reviews, approves and monitors our Code of Business Conduct and Ethics with respect to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, and establishes procedures for receiving and handling complaints regarding accounting, internal accounting controls, or auditing matters.

The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

Compensation Committee

Compensation Committee Membership
Lisa Wipperman Heine, Chair
Ilan Daskal
Eric J. Guerin

Highlights:

Each member is “independent” under the rules of the Nasdaq Stock Market, and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	The Compensation Committee held five meetings in 2021, and all members attended 100% of the meetings.

Purpose. Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs and for reviewing our general policies relating to compensation and benefits.

Under Delaware law and our Compensation Committee Charter, the Compensation Committee has the ability to delegate powers to a subcommittee of its members. The Board may also delegate the right to grant certain equity awards to one or more officers of the Company, provided that such officer may not make awards to himself or herself, and the Board has authorized our President and Chief Executive Officer to make aggregate grants not to exceed a specified threshold to employees who are not officers of Natus. Our President and Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (other than himself) and participates in the discussions of executive compensation (other than the Compensation Committee’s decision-making processes with respect to his compensation).

The Compensation Committee has retained the services of Willis Towers Watson as its independent compensation Consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis Independent Compensation Consultant” for additional information regarding the Compensation Committee’s engagement of its Compensation Consultant.

The full responsibilities of the Compensation Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors – Corporate Governance.”

26	Natus Medical Incorporated | 2022 Proxy Statement

BOARD MATTERS

Nominating & Governance Committee

Nominating & Governance Committee Membership
Alice D. Schroeder, Chair
IIan Daskal
Lisa Wipperman Heine
Bryant M. Moore

Highlights:

●	Purpose. The purpose of the Nominating & Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to shareholders and Natus, and that Natus has and follows appropriate governance standards.

●	The Nominating & Governance Committee held four meetings in 2021, and all members attended 100% of the meetings.

The minimum qualifications that the Nominating & Governance Committee believes must be met by all Board nominees include:

Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

Director nominees must have demonstrated a history of good business judgment and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good independent directors of a public company.

The specific qualifications or skills that the Nominating & Governance Committee believes must be met by one or more of the Company’s directors include:

a)	Experience as an independent director of a publicly-traded company or the governance of publicly-traded companies;

b)	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company;

c)	Experience with Wall Street, transactions, and managing operations; and

d)	Some understanding of the medical device market.

The Nominating & Governance Committee will collect and organize the data on potential nominees, and with the help of the Secretary of the Company will undertake initial due diligence evaluation into nominee qualifications and background. Members of the Nominating & Governance Committee, as well as the Chairperson of the Board and all Board members, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating & Governance Committee.

The Nominating & Governance Committee will consider Board candidates recommended by Board members, management, and security holders. Shareholders may submit their recommendations to the Chair of our Nominating & Governance Committee, or to our Chairperson of the Board, care of: Corporate Secretary, Natus Medical Incorporated, 3150 Pleasant View Road, Middleton, WI 53562; or email BoardofDirectors@natus.com.

A shareholder seeking to recommend a nominee to the Nominating & Governance Committee should provide the information required by our Bylaws for shareholders directly nominating a person for election as a director at a shareholders’ meeting. Shareholders may receive a copy of our Bylaws by making a written request to the Secretary of the Company. We did not receive any recommendations for nominees from shareholders for consideration in this Proxy Statement.

Natus Medical Incorporated | 2022 Proxy Statement	27

BOARD MATTERS

The full responsibilities of the Nominating & Governance Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

Innovation & Quality Committee

Innovation & Quality Committee Membership
Bryant M. Moore, Chair
Lisa Wipperman Heine

Highlights:

Purpose. The purpose of the Innovation & Quality Committee is to assist the Board in its oversight of Natus policies and procedures on innovation and quality assurance, as well as regulatory and legal compliance.

The full responsibilities of the Innovation & Quality Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors - Governance.”

●	The Innovation & Quality Committee held three meetings during 2021, and all members attended 100% of the meetings.

Environmental, Social, and Governance Committee

Environmental, Social, and Governance Committee Membership
Alice D. Schroeder, Chair
Bryant M. Moore
Ilan Daskal
Eric J. Guerin

Highlights:

Purpose. The purpose of the Environmental, Social, and Governance (“ESG”) Committee is to assist the Board in its oversight of Natus policies and procedures on the environmental, societal aspects, and corporate governance.

The full responsibilities of the ESG Committee are included in its written charter, which is posted on our website at www.natus.com under “Investors – Governance.” The ESG Committee was formed in late 2021 and did not meet during 2021.

28	Natus Medical Incorporated | 2022 Proxy Statement

BOARD MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of April 18, 2022 by each shareholder known by the Company to own beneficially more than 5% of the Company’s common stock. Percent of beneficial ownership is based upon 34,581,270 shares of the Company’s common stock issued and outstanding as of April 18, 2022:

Principal Shareholder Name and Address	Total Shares Beneficially Owned	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	6,558,137	19.0%
Allspring Global Investments Holdings, LLC(2) 525 Market St, 10th Floor San Francisco, CA 94105	3,638,314	10.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	3,044,520	8.8%
Victory Capital Management Inc.(4) 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	2,447,205	7.1%

(1)       Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on January 27, 2022. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 6,400,586 shares and sole dispositive power for 6,558,137 shares.

(2)       Based solely on information contained in the Schedule 13G/A filed with the SEC by Allspring Global Investments Holdings, LLC on its own behalf, on January 19, 2022. The Schedule 13G/A indicates Allspring Global Investments Holdings, LLC has sole voting power for 1,682,057 shares and sole dispositive power for 1,820,946 shares, and Allspring Global Investments, LLC has sole voting power for 372,630 shares and sole dispositive power for 1,817,368 shares.

(3)       Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 10, 2022. The Schedule 13G/A indicates The Vanguard Group has sole voting power for zero shares, shared voting power for 27,823 shares, sole dispositive power for 2,988,958 shares and shared dispositive power for 55,562 shares.

(4)       Based solely on information contained in the Schedule 13G/A filed with the SEC by Victory Capital Management Inc., on its own behalf, on February 2, 2022. The Schedule 13G/A indicates Victory Capital Management Inc. has sole voting power for 2,418,950 shares and sole dispositive power for 2,447,205 shares.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 1, 2022 by (i) each of the NEOs (as named below); (ii) each of our directors; (iii) each of our director nominees; and (iv) all of our directors and executive officers as a group. Percent of beneficial ownership is based upon 34,606,501 shares of the Company’s common stock issued and outstanding as of March 1, 2022.

Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of March 1, 2022 pursuant to the exercise of stock options or the vesting of stock awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

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Named Executive Officers, Executive Officers, Directors and Director Nominees:	Outstanding Shares Beneficially Owned	Total Shares Beneficially Owned	Percentage of Class
Ms. Wipperman Heine(2)	21,212	21,212	*
mr. guerin(1)	5,799	5,799	*
Mr. Levine(2)	32,312	32,312	*
Mr. Moore(1)	5,799	5,799	*
Mr. Daskal(2)	13,862	13,862	*
Ms. Schroeder(2)	17,331	17,331	*
Mr. Sullivan(3)	72,349	72,349	*
Mr. Davies(4)	75,812	75,812	*
Mr. Noll(5)	138,543	138,543	*
Dr. Chung(6)	48,318	48,318	*
All directors, director nominees and executive officers as a group (10 persons)	431,337	431,337	1.2%
(1)	Includes 5,799 shares subject to a right of repurchase by the Company that expires in 2022.

(2)	Includes 5,214 shares subject to a right of repurchase by the Company that expires in 2022.

(3)	Includes 57,298 shares subject to a right of repurchase that expire as to 5,214 in 2022, 17,362 shares in 2023, 17,361 shares in 2024, and 17,361 shares in 2025.

(4)	Includes 50,986 shares subject to a right of repurchase that expire as to 5,961 shares in 2022 18,573 shares in 2023, 14,854 shares in 2024, and 11,598 shares in 2025.

(5)	Includes 61,738 shares subject to a right of repurchase that expire as to 23,655 shares in 2023, 21,051 shares in 2024, and 17,032 shares in 2025.

(6)	Includes 37,299 shares subject to a right of repurchase that expire as to 14,410 shares in 2023, 12,737 shares in 2024, and 10,152 shares in 2025.

30	Natus Medical Incorporated | 2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The biographical information regarding our current executive officers is set forth below, other than Mr. Sullivan, whose biographical information can be found under “Proposal 1—Election of Directors—Director Nominees”. None of the executive officers has any family relationship with any other executive officer or any of our directors.

B. Drew Davies, age 56.  Mr. Davies has been Executive Vice President and Chief Financial Officer since October 2018.  Prior to joining Natus, Mr. Davies served as Executive Vice President and Chief Financial Officer of Extreme Networks.  Earlier in his career, Mr. Davies held Vice President and Corporate Controller positions at Marvell Semiconductor Inc., Cypress Semiconductor and Spansion, Inc.  Prior to Spansion, Mr. Davies held executive finance and accounting positions at Intersil Corporation, Nanoconduction, Inc., STATSChipPac and Micron Technology.  Mr. Davies holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science, Business Accounting degree from the University of Idaho.

Austin F. Noll, III, age 55. Mr. Noll has been Executive Vice President and Chief Commercial Officer since January 2019. Austin Noll joined Natus in August 2012 as the Vice President and General Manager, Neuro. Mr. Noll has over 28 years’ experience in the medical device industry. Mr. Noll most recently served as the President & CEO of Simpirica Spine, a California-based start-up company that developed and commercialized a novel device for spinal stabilization. Prior to joining Simpirica Spine, Mr. Noll was the President & CEO of NeoGuide Systems, a medical robotics company acquired by Intuitive Surgical in 2009. Prior to joining NeoGuide Systems, Mr. Noll held numerous positions at Medtronic over a 13-year period, where he served as the Vice President and General Manager of the Powered Surgical Solutions and the Neurosurgery businesses. Before Medtronic, he held sales positions at C.R. Bard and Baxter Healthcare. He received a Bachelor of Science degree in Business Administration from Miami University and a Master of Business Administration degree from the University of Michigan.

D. Christopher Chung, M.D., age 58. Dr. Chung has served as our Vice President of Quality, Regulatory Affairs and Chief Medical Officer since January 2019, and transitioned to part-time on April 2, 2022 as described on page 50. Dr. Chung previously served as our Vice President of R&D and most recently as our Vice President Medical Affairs, Quality and Regulatory. Dr. Chung also served as our Medical Director from October 2000 to February 2003. From 2000 to 2007, Dr. Chung also served as a Pediatric Hospitalist at the California Pacific Medical Center in San Francisco providing patient care in the Neonatal Intensive Care Unit and Newborn Nursery. From 1997 to 2000, Dr. Chung trained as a pediatric resident at Boston Children’s Hospital and Harvard Medical School. From 1986 to 1993, Dr. Chung worked as an R&D engineer at Nellcor Incorporated, a medical device company that pioneered the development of pulse oximetry. Dr. Chung holds a Bachelor of Arts degree in Computer Mathematics from the University of Pennsylvania and a Doctor of Medicine degree from the Medical College of Pennsylvania-Hahnemann University School of Medicine. He is board certified in Pediatrics and is a Fellow of the American Academy of Pediatrics. Dr. Chung has also been awarded nine U.S. patents in the medical device field.

Natus Medical Incorporated | 2022 Proxy Statement	31

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion And Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation program and the compensation awarded to, earned by or paid to our named executive officers in 2021. For 2021, our named executive officers are:

●	Thomas J. Sullivan, our President and Chief Executive Officer;

●	B. Drew Davies, our Executive Vice President and Chief Financial Officer;

●	Austin F. Noll, III, our Executive Vice President and Chief Commercial Officer;

●	Jonathan A. Kennedy, our former President and Chief Executive Officer; and

●	D. Christopher Chung, M.D., our former Vice President of Quality, Regulatory Affairs and Chief Medical Officer.

Executive Summary

Business Overview

We are a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages. Our product solutions in 2021 were targeted toward three end markets:

●	Neuro, which includes products and services that provide diagnostic, therapeutic and surgical solutions in neurodiagnostics, neurocritical care and neurosurgery;

●	Newborn Care, which includes products and services for newborn care, including hearing screening, brain monitoring, eye imaging, jaundice management and various disposable newborn care supplies; and

●	Hearing & Balance, which includes products for hearing assessment and diagnostics, and hearing aid fitting, including computer-based Audiological, Otoneurologic and vestibular instrumentation for hearing care professionals.

Our products have been setting the standard for patient care for over 80 years and are trusted by medical professionals in university medical centers, public and private hospitals, physician offices, clinics, research laboratories, and other sites around the world.

2021 Business Highlights

2021 was a year of continued recovery from the COVID-19 pandemic. There was a major focus on providing superior customer service and support worldwide. Our sales and service teams continued to provide excellent onsite support to our customers. E-seminars were held throughout the year, enabling clinicians around the world to gain valuable knowledge about our products and the conditions that those products are used to help diagnose, screen and treat. Additionally, we launched an innovative subscription program, FlexSelect, to provide customers with an alternative means of gaining access to our devices.

Our operations team worked diligently throughout the year procuring the components needed to manufacture our products. Supply constraints from COVID impacted the business, but even in the face of those constraints, revenue grew approximately 14% during the year driven primarily by our EEG, EMG, Hearing Assessment and Hearing Fitting lines. Regionally, growth was highest in the United States and in EMEA, as those regions recovered from COVID the fastest. Numerous product launches occurred during the year including the release of our RetCam® Envision™ system in the United States and the new Natus® UltraPro™ EMG system with Natus Elite™ software, both of which were very well received by our customers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Transitions

On December 13, 2021, Jonathan A. Kennedy resigned from the office of President and Chief Executive Officer and as a director and Thomas J Sullivan, a member of the Board since 2019, was appointed as President and Chief Executive Officer effective December 27, 2021. On February 22, 2022, D. Christopher Chung, M.D., notified us of his decision to retire on April 1, 2022. Following such date, Dr. Chung will provide consulting services to us on a part-time basis. The compensation decisions made in connection with these transitions are described later in this section.

In connection with his resignation, we entered into a separation agreement with Mr. Kennedy pursuant to which we agreed to pay Mr. Kennedy: (i) two times Mr. Kennedy’s final annual base salary, (ii) Mr. Kennedy’s annual bonus for 2021, in an amount to be determined by the Board but not less than his target annual bonus for 2021, and (iii) up to 18 months’ of COBRA premiums. In addition, all of Mr. Kennedy’s unvested stock options, restricted stock awards and time-based restricted stock units (“RSUs”) vested in full, all of Mr. Kennedy’s unvested performance-based restricted stock units (“PSUs”) and Company market stock units (“MSUs”) vested as to the greater of the target number of shares subject to such awards and the number of shares earned based on actual performance through the separation date and the post-termination of employment exercise period of Mr. Kennedy’s stock options was extended to 120 days following the separation date.

In connection with his appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Sullivan pursuant to which Mr. Sullivan is entitled to receive (i) an annual base salary of $870,000 per year, (ii) an annual bonus, beginning in the 2022 fiscal year, with a target of 110% of his base salary and (iii) a one-time cash sign-on bonus of $538,148. In addition, in connection with his appointment in 2021, Mr. Sullivan was granted MSUs with a grant date value of approximately $2,500,000 and PSUs with a grant date value of approximately $2,500,000 and in January 2022, at the same time as annual grants were made to executive officers of the Company generally, Mr. Sullivan was granted annual awards of MSUs with a grant date value of approximately $1,250,000, PSUs with a grant date value of approximately $2,500,000 and restricted shares with a grant date value of approximately $1,250,000, in each case, under the Company’s 2021 Equity Incentive Plan, as amended from time to time.

Our Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

●	Attract Strong Executives. We believe that attracting strong, qualified executive talent is essential to achieving our business objectives and continuing our growth trajectory, and that offering competitive compensation is necessary to attract this talent. To that end, our Compensation Committee regularly reviews compensation paid by our peer group companies and in the market in which we compete for talent and seeks to offer market competitive compensation to executive officers.

●	Retain Executive Talent. We operate in a market and in geographical areas where there is significant competition for executive talent and we view our executive compensation program as a key factor in our efforts to retain our executive team, who are important to our success in achieving our business objectives. To enhance retention, the long-term equity awards made to our executive officers are eligible to vest based on continued employment over multiple years and, for performance-based equity awards, our long-term performance. As described in further detail below, in 2021 we granted performance-based equity awards to all of our executive officers.

●	Link Compensation to Achievement of our Business Objectives. We believe that a significant portion of our executive officers’ compensation should be tied to the achievement of key business objectives in order to incentivize our executives to create shareholder value. Accordingly, the metrics for annual bonuses are based on our achievement of operating and financial performance goals and are only paid if certain pre-established business goals and objectives are achieved.

●	Incentivize Increases in Long-Term Shareholder Value. We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should be impacted by changes in the value of our common stock over time. Accordingly, we grant our executives long-term equity awards on an annual basis and have adopted stock ownership guidelines that will require them to acquire and maintain specified levels of our common stock. To further link compensation paid to performance attained, for certain executives, MSUs and PSUs were included in the executive compensation program for annual equity awards granted in 2021.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Characteristics of our Executive Compensation Program

Our executive compensation program includes several features that we believe are consistent with good corporate governance and align the interests of our named executive officers with those of our shareholders, including the following:

✓ WHAT WE DO
✓	Link Pay to Performance. Annual bonus payouts are based on the achievement of operating and financial performance goals, with no discretionary adjustments for individual performance. To further link pay to performance, we continued to grant PSUs and/or MSUs as part of our executive compensation program for annual long-term equity awards made to certain of our executive officers and as part of the sign-on equity awards made to our President and Chief Executive Officer, as described in further detail herein.
✓	Maintain Executive Stock Ownership Guidelines. Our named executive officers are subject to stock ownership guidelines that, following completion of a five-year phase-in period, will require them to hold equity having a value ranging from 1.0x to 5.0x their annual base salary.
✓	Subject Incentive Compensation to our Clawback Policy. We have a clawback policy covering annual and long-term incentive compensation paid to our executive officers.
✓	Engage an Independent Compensation Consultant. Our Compensation Committee engages an independent compensation consultant to provide peer group analysis and market data.
x WHAT WE DON’T DO
✗	Provide Excise Tax Gross-Ups. None of our named executive officers or other employees is entitled to a gross-up for any excise taxes on change in control-related compensation.
✗	Reprice Stock Options without Shareholder Consent. We are not permitted to reprice stock options without shareholder consent under our 2021 Equity Incentive Plan.
✗	Provide Pension Benefits. We do not maintain any defined benefit pension plans.
✗	Pay Excessive Compensation. We generally target the annual total direct compensation (base salary, target annual bonus and target annual long-term equity awards) for our named executive officers at the 50th percentile of the peer group market data.
✗	Provide Excessive Perquisites or Personal Benefits. We generally do not provide perquisites or personal benefits to our named executive officers.

Our Compensation Setting Process

In General

Our Compensation Committee administers our executive compensation program and is responsible for all compensation decisions relating to our executive officers, including our named executive officers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Consultant

For 2021, our Compensation Committee retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the Compensation Committee with advice on a broad range of executive and non-employee director compensation-related matters and its services included:

●	Apprising our Compensation Committee of compensation-related trends and market developments;

●	Providing updates on legislative and regulatory developments;

●	Developing, reviewing and assessing our compensation peer group;

●	Providing data regarding the compensation practices of our peer group and other companies;

●	Assessing the market competitiveness of our executive and non-employee director compensation programs; and

●	Identifying potential changes to our executive and non-employee director compensation programs.

Willis Towers Watson attends meetings of our Compensation Committee on an as-requested basis. Our Compensation Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising this committee.

Peer Group and Comparison Data

Consistent with our compensation philosophy and objectives, our Compensation Committee believes that one of its primary responsibilities is to maintain an executive compensation program that attracts and retains qualified executives and believes that providing market-competitive compensation is essential to fulfill its responsibilities. In determining compensation for our executive officers, our Compensation Committee considers compensation paid by companies that we believe to be the competitors with which we compete for executive talent. Our Compensation Committee works with Willis Towers Watson to identify an appropriate peer group for compensation comparison purposes. When determining our peer companies, we focus on companies in our industry with generally similar revenues and, to a lesser extent, market capitalization. The 2021 peer group consisted of the following companies:

2021 Peer Group
Accuray Incorporated	AngioDynamics, Inc.	Avanos Medical, Inc.	Cardiovascular Systems, Inc.
CONMED Corporation	CyroLife, Inc.	Globus Medical, Inc.	Haemonetics Corporation
Inogen, Inc.	Insulet Corporation	Lantheus Holdings, Inc.	Merit Medical Systems, Inc.
Nevro Corp.	NuVasive, Inc.	Omnicell, Inc.	Penumbra, Inc.

In addition to proxy data from companies in our peer group, our Compensation Committee also reviews data from compensation surveys covering the primary markets and locales in which the Company operates. Our compensation consultant combines this peer group and survey data to create a market composite and considers this composite to be reflective of the market for purposes of reviewing and assessing the compensation of our named executive officers.

2021 Annual Meeting Say-on-Pay Vote

At our 2021 Annual Meeting, shareholders approved, on an advisory basis, the compensation of our named executive officers for 2020, with approximately 94% of the votes cast voting in favor of the proposal, with a 93% approval for the 2020 Annual Meeting. Our Compensation Committee considered the favorable results of say-on-pay vote at our 2021 Annual Meeting in maintaining the general design of our executive compensation program and did not make any changes in response to such say-on-pay vote.

Natus Medical Incorporated | 2022 Proxy Statement	35

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Role of Management

Each year, our President and Chief Executive Officer, working with other members of Human Resources management, prepares recommendations relating to the compensation of our executive team and the performance metrics and goals to be used under our annual bonus plans. In formulating these recommendations, our President and Chief Executive Officer also provides his assessment of the other executive officers’ performance. Our President and Chief Executive Officer attends Compensation Committee meetings but is not present for discussions regarding the determination his own compensation and does not recommend or approve his own compensation.

Factors Considered in Determining Compensation

In order to attract and retain executive talent, each component of our executive compensation program must be in line with the market for executive talent. In determining the compensation paid or awarded to our executive officers, our Compensation Committee reviews peer group and other market data, as described above, and considers market compensation practices. For our executive officers, base salaries, annual bonuses and long-term equity awards at grant were generally targeted at the 50th percentile of the market for 2021, assuming target level performance. However, in determining the compensation for our executive officers, market data is only one factor considered by our Compensation Committee. Our Compensation Committee also takes into consideration, among other factors, recommendations by our President and Chief Executive Officer, retention and internal pay equity, the executive’s individual experience and performance, our corporate performance, the results of our most recent say-on-pay vote and industry trends. With respect to newly-hired executives, like our President and Chief Executive Officer in 2021, our Compensation Committee also takes into consideration historic compensation and the value of compensation expected to be forfeited or forgone in order to accept employment with us.

Elements of Compensation

Our executive compensation program primarily consists of cash compensation in the form of salary and annual bonuses and long-term equity awards.

Base Salary

We believe that providing a competitive base salary is essential to attract and retain executive talent in the competitive market in which we operate. The base salaries for our named executive officers were initially established when the named executive officer began employment with us and are reviewed and determined by our Compensation Committee on an annual basis thereafter, taking into consideration the factors described above.

The table below sets forth the 2021 and 2020 annual base salary rate for each of our named executive officers.

Executive	2021 Annual Base Salary Rate	2020 Annual Base Salary Rate
Thomas J. Sullivan	$870,000	N/A
B. Drew Davies	$464,600	$464,600
Austin F. Noll, III	$432,600	$432,600
D. Christopher Chung, M.D.	$366,300	$366,300
Jonathan A. Kennedy	$743,000	$689,000

Annual Bonus

We believe that a substantial portion of the cash compensation that our executive officers are eligible to receive should be directly tied to our performance. Our annual bonus plan is designed to incentivize and reward the achievement of key strategic and financial performance goals that we believe are important for our success and will drive increases in shareholder value. Our Compensation Committee determines the performance metrics and goals for our bonus plans annually. They are primarily based on our annual business plan and adjusted after receiving the recommendations of our President and Chief Executive Officer as described above. Our Compensation Committee strives to set challenging, but achievable, performance goals that it believes will promote the attainment of the short-term business objectives reflected in our annual business plan while also supporting our longer-term business objectives and driving increases in shareholder value.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Target and Actual Cash Bonus Awards

	2021 Target		2021 Actual		2020 Target		2020 Actual
	(%)(1)	$	(%)(2)	$	(%)(1)	$	(%)(2)	$
Thomas J. Sullivan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
B. Drew Davies	65%	$302,000	112.83%	$340,735	65%	$464,600	52.5%	$158,545
Austin F. Noll, III	65%	$281,200	112.83%	$317,267	65%	$432,600	52.5%	$147,625
D. Christopher Chung, M.D.	50%	$183,150	112.83%	$206,648	50%	$366,300	52.5%	$96,154
Jonathan A. Kennedy	100%	$743,000	112.83%	$838,327	100%	$689,000	52.5%	$361,725

(1) Percentage of annual base salary.

(2) Percentage of target bonus.

(3) Mr. Sullivan was not eligible for an annual bonus for 2021.

For the 2021 bonus plan, the Compensation Committee established five strategic operational and financial goals as shown in the “2021 Strategic and Financial Goals” table below.

Each of the four strategic goals had a weighting of 10% towards the total incentive achievement. The financial goal had a weighting of 60% towards the total incentive achievement. Our Compensation Committee believes that this relative weighting provides the appropriate balance between achievement of strategic operational goals and near-term financial achievement.

Each of the strategic goals and the operating margin financial goal had performance achievement ranges between 0% and 200%. However, the operating margin financial goal at target was set as a threshold goal in order for any of the strategic goals to pay out higher than their 100% target.

Based on the total achievement of the 2021 cash bonus plan, each of our executive officers earned 112.83% of their annual target amounts.

2021 Strategic and Financial Goals

Goal	Target Weighting	Measurement Criteria	Achievement	Payout %
Complete Medical Device Regulations (“MDR”) Class1 products by 5/26/21. The achievement of this goal protects our European business and ensures compliance with the MDR.	10%	$0 revenue miss = 100%. Linear achievement between $0 and $860K. $860K revenue miss = $0	10%	10% target multiplied by 100% achievement equals 10% payout.
Completion of three milestones related to significant revenue opportunities from new product introductions and market expansion.	10%	Completion of all three = 100% Two = 66% One = 33% and None = 0%	33%	10% target multiplied by 33% achievement equals 3.3% payout.
Develop a long-term strategic roadmap for the development of three specific product offerings. The achievement of these goals is critical to our long-term product innovation plans to ensure the competitiveness of our products.	10%	Completion of all three = 100% Two = 66% One = 33% and None = 0%	All three were achieved	10% target multiplied by 100% achievement equals 10% payout.
Increase the employee engagement growth score and obtain participation above 60% in the engagement surveys.	10%	Increase in Growth score: Increase by 2 points = 100% Increase by 1 point = 50%	These were both fully completed.	10% target multiplied by 100% achievement equals 10% payout.
Achieve non-GAAP operating margin goals.	36%	Non-GAAP Operating Margin: 11% equals 50% achievement; 11.7% equals 100% achievement; >14% equals 200% achievement	We reported a 12.0% non-GAAP operating margin for 2021, which is 109.04% achievement.	36% target multiplied by 109.04% over-achievement equals 39.26% payout.
Achieve revenue goal.	24%	Revenue: $450M equals 50% achievement; $459.5M equals 100% achievement, $480M equals 200% achievement	We reported $473.4M in revenue for 2021, which is 167.88% achievement.	24% target multiplied by 167.88% over-achievement equals 40.27% payout.
Total payout as a percentage of target incentive cash award	100%			112.83%

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Long-Term Equity Awards

We believe that to effectively align the interests of our executive officers with those of our shareholders and properly incentivize them to drive long-term shareholder value, our executive officers should receive equity-based awards the value of which will be dependent on our stock price performance. Long-term equity awards are a critical component of our executive compensation program because they contribute to a culture of ownership among our employees, align their interests with the interests of our shareholders and preserve our cash resources.

We grant long-term equity awards on an annual basis to our executive officers and certain other employees. Our Compensation Committee annually determines the value of the equity awards to be granted to our executive officers, taking into consideration the factors described above under “Factors Considered in Determining Compensation”. In addition, we typically grant long-term equity awards to executive officers in connection with their hires and in connection with promotions or significant changes in responsibilities.

We grant a combination of performance- and time-based stock unit awards and stock options. Performance- based awards include Performance Stock Units (PSU) and Market Stock Units (MSU). Time-based awards include Restricted Stock Units (RSU), restricted stock awards, and stock options. We believe equity awards directly align the interests of our executives with those of our shareholders as the ultimate value received in respect of the awards depends on the performance of our common stock. This combination of awards also encourages retention through time-based vesting. Equity awards typically vest over a 3-to-4-year period, subject to continued employment with us through the applicable vesting date.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

2021 Annual Equity Awards

In early 2021, we granted equity awards to each of our named executive officers as follows:

Executive	Restricted Shares	PSUs (at target)	MSUs (at target)	PSU-TSRs (at target)	Stock Options
Thomas J. Sullivan (1)	5,214	—	107,021	107,021	—
B. Drew Davies	20,662	10,335	10,335	—	—
Austin F. Noll, III	33,965	—	—	—	—
D. Christopher Chung, M.D.	21,835	—	—	—	—
Jonathan A. Kennedy	66,716	33,334	33,334	—	200,146

(1) Mr. Sullivan did not receive any annual equity awards in his capacity as President and Chief Executive Officer in 2021 because he did not begin serving as such until December 27, 2021. Mr. Sullivan was granted an equity award in his capacity as a director during 2021, which is described in “Director Compensation” below, and received sign-on equity awards in connection with his appointment as our President and Chief Executive Officer, which are described in “Sign-On Equity Awards” below.

Consistent with prior years, we granted Mr. Kennedy and Mr. Davies a combination of restricted stock awards, PSUs and MSUs.  In addition, we granted Mr. Kennedy stock options to further incentivize performance for shareholder benefit.  We granted Mr. Noll and Dr. Chung only restricted stock awards for retention purposes.  Beginning in 2022, all named Executive Officers equity grants are 50% PSU-TSRs and 50% RSUs with the exception of the CEO who will receive 50% PSU-TSRs, 25% MSUs, and 25% RSUs

The annual awards of restricted stock and the stock options vest as to 25% of the underlying shares each of the first four anniversaries of January 4, 2022, generally subject to the named executive officer’s continued employment with Natus through the applicable vesting date.

The PSUs are eligible to be earned between 0%-200%, based on our Non-GAAP EPS compounded annual growth rate over a three-year performance period, including a feature to lock in 100% achievement annually, with straight-line interpolation between performance levels:

Non-GAAP EPS Growth Rate	Percentage of PSUs Earned
< 10 Percent	0%
10 Percent	50%
15 Percent	100%
20 Percent or more	200%

The MSUs are eligible to be earned between 0%-200% of the target number of units awarded at grant date, based on the closing price of our common stock at the end of the performance period. The number of MSUs that are earned will be calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price for our common stock at the end of the performance period by the closing price of our common stock at the beginning of the performance period, subject to a 200% maximum. If the closing price of our common stock at the end of the performance period does not exceed 70% of the closing price of our common stock at the beginning of the performance period, none of the MSUs will be earned.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The PSU-TSRs are eligible to be earned, as to 0%-200% of the PSUs, based on our total shareholder return (“TSR”) compared to a pre-established comparator group of companies over a three-year performance period. The PSU-TSRs are eligible to be earned as follows, with straight line interpolation between performance levels and the number of PSUs capped at 100% if our TSR is negative:

Relative TSR Percentile Rank	Percentage of PSUs Earned
< 35th Percentile	0%
35th Percentile	50%
60th Percentile	100%
90th Percentile or above	200%

Sign-On Equity Awards

In connection with his appointments as President and Chief Executive Officer in December 2021, we granted Mr. Sullivan sign-on equity awards of MSUs with a grant date value of approximately $2,500,000 and PSU-TSRs with a grant date value of approximately $2,500,000, with the target number of shares subject to each award determined by dividing $2,500,000 by the closing price of the Company’s common stock on December 13, 2021, the day before Mr. Sullivan’s appointment was announced. The Compensation Committee determined the amount of Mr. Sullivan’s sign-on equity awards after taking into consideration the factors described above, including the value of compensation expected to be forfeited or forgone by Mr. Sullivan in order to commence employment with us. The MSUs and PSU-TSRs vest on the terms described above.

In January 2022, Mr. Sullivan received annual awards of MSUs, PSU-TSRs, and restricted shares at the same time that annual awards were made to other executives.

Other Elements of Compensation

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (“ESPP”) is intended to encourage our employees to acquire shares of our common stock in order to better align their interests with those of our other shareholders. Our named executive officers are eligible to participate in our ESPP on the same basis as our other employees.

Employee Benefits

Our named executive officers are eligible to receive broad-based benefits that are available to all of our salaried employees, including without limitation, health, dental, vision, group life, disability, critical illness, hospital indemnity, and accidental death and dismemberment insurance benefits and retirement benefits under our 401(k) plan, subject to applicable plan terms.

Perquisites and Personal Benefits

We generally do not provide any perquisites or personal benefits to our named executive officers that are not provided to our other employees. However, from time to time we do offer relocation and other limited personal benefits to our executive officers.

Nonqualified Deferred Compensation

As described in further detail below under “Nonqualified Deferred Compensation” in 2020 we established a nonqualified deferred compensation plan that permits eligible employees to electively defer all or a portion of their salary, annual bonus or certain equity awards. Our named executive officers are eligible to participate in this plan on the same basis as other eligible employees.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Hedging

The Company’s Insider Trading and Tipping policy prohibits hedging transactions by officers, directors and employees.

Change in Control and Severance Benefits

We have entered into employment agreement with each of our named executive officers, which provide for initial base salaries and severance payments and benefits in connection with certain terminations of employment, including in connection with a change in control. These severance payments and benefits are more fully described below under “Potential Payments upon Termination or Change in Control.” We believe that reasonable severance payments and benefits are necessary to attract and retain executives and are important in incentivizing them to pursue a transaction that could result in a change in control if it is in the best interests of our shareholders, regardless of whether it creates uncertainty for them personally.

Other Executive Compensation Policies and Practices

Stock Ownership Guidelines

To further align their interests with those of our shareholders, we have adopted stock ownership guidelines for our named executive officers and non-employee directors. Under these guidelines, our named executive officers and non-employee directors are required to acquire and maintain equity having a value equal to the following multiple of their annual base salary or cash compensation, as applicable, following the completion of a five-year phase-in period:

Position	Required Stock Ownership
Chief Executive Officer	5.0x annual base salary
Chief Financial Officer	2.0x annual base salary
Other Named Executive Officer	1.0x annual base salary
Non-Employee Director	5.0x annual retainer

Clawback Policy

We have a clawback policy that covers annual and long-term incentive compensation awarded or paid to our named executive officers. Under this policy, if we are required to restate our financial statements due to fraud, misconduct or SEC or financial non-compliance and the amount of annual or long-term incentive compensation awarded or paid would have been lower had the achievement of applicable financial performance been calculated based on the restated financial results, our Compensation Committee may, in its discretion, recover the amount of the excess compensation awarded or paid during the three-year period preceding the date of such restatement. We believe this clawback policy enhances the accountability of our executive officers and significantly mitigates the risks associated with our executive compensation program.

Compensation Risk Assessment

Our Compensation Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Our Compensation Committee may consider the tax and accounting consequences of compensation paid under our executive compensation program. Our Compensation Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains and rewards the executives necessary for our success. Accordingly, the Compensation Committee has paid, and will continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.

The Compensation Committee:

Lisa Wipperman Heine (Chair)

Ilan Daskal

Eric J. Guerin

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us during 2021 and, if applicable, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas J. Sullivan President and Chief Executive Officer (6)	2021	16,731	538.148	5,150,028	—	—	—	5,704,907
B. Drew Davies Executive Vice President and Chief Financial Officer	2021	464,600	—	851,028	—	340,735	6,822	1,663,185
	2020	464,600	—	850,000	—	158,545	6,822	1,479,976
	2019	450,000	—	1,000,032	—	277,992	5,742	1,733,766
Austin F. Noll, III Executive Vice President and Chief Commercial Officer	2021	432,600	—	700,019	—	317,267	6,322	1,456,208
	2020	432,600	—	700,002	1,500,003	147,625	5,242	2,785,472
	2019	420,000	—	700,029	—	259,459	5,742	1,385,230
D. Christopher Chung, M.D. Former Vice President of Quality, Regulatory Affairs and Chief Medical Officer	2021	366,300	—	450,019	—	206,648	6,822	1,029,789
	2020	366,300	—	449,989	975,000	96,154	6,822	1,894,265
	2019	360,000	—	449,971	—	171,072	6,822	962,079
Jonathan A. Kennedy Former President and Chief Executive Officer (7)	2021	743,000	—	2,749,044	4,125,000	838,327	1,491,742	9,947,113
	2020	689,000	—	2,750,005	—	361,725	5,790	3,806,520
	2019	650,000	—	2,749,970	—	617,760	5,310	4,023,040

(1)	The amount reported in this column reflects a sign-on bonus paid in connection with Mr. Sullivan’s commencement of employment with us in December 2021.

(2)	The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards, RSUs, PSUs, PSU-TSRs and MSUs granted to our named executive officers in the applicable year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of PSU-TSRs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant and PSUs are calculated as of the closing price at the date of grant. The assumptions that we used in computing the foregoing amounts are described in Note 15 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2021 and in Note 16 to the consolidated financial statements file with our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019. The aggregate grant date fair value of the PSUs, PSU-TSRs and MSUs reported in this column are also included in the table below based on the probable outcome of performance conditions. The table below also includes the aggregate grant date fair value of such awards based on attainment at target and attainment at maximum achievement.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive	Year	Grant Date Fair Value of PSUs and MSUs (based on the taget outcome of performance conditions) ($)	Grant Date Fair Value of PSUs and MSUs (based on the maximum achievement of performance conditions) ($)
Thomas J. Sullivan	2021	5,000,021	10,000,042
B. Drew Davies	2021	426,009	852,017
	2020	425,005	850,009
	2019	500,016	1,000,032
Austin F. Noll, III	2021	—	—
	2020	174,992	349,985
	2019	350,014	700,028
D. Christopher Chung, M.D.	2021	—	—
	2020	112,481	224,962
	2019	224,986	449,972
Jonathan A. Kennedy	2021	1,374,027	2,748,055
	2020	1,374,986	2,749,972
	2019	1,374,986	2,749,972

No PSUs or MSUs were granted to Mr. Noll or Dr. Chung in 2021.

(3)	The amounts reported in this column reflect the aggregate grant date fair value of the stock options granted to our named executive officers in the applicable year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In 2021 Mr. Kennedy was granted options in connection with his annual equity grant. The assumptions that we used in computing these amounts are described in Note 15 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2021 and Note 16 to the consolidated financial statements filed with our Annual Report on Form 10-K for the years ended December 31, 2020 and December 31, 2019.

(4)	The amounts reported in this column reflect the annual bonuses earned by our named executive officers with respect to the applicable year.

(5)	The amounts reported in this column for 2021 for all of the named executive officers reflect 401(k) matching contributions and group life insurance premiums paid on behalf of our named executive officers.

(6)	Mr. Sullivan served as President and Chief Executive Officer from December 27, 2021 through December 31, 2021. Prior to his appointment as our President and Chief Executive Officer, Mr. Sullivan served as a non-employee director. In respect of his service as a non-employee director during 2021, Mr. Sullivan received cash fees of $ 105,500 and stock awards with a grant date value of $150,007 (valued as described in footnote 4 above), which compensation is included in the Summary Compensation Table.

(7)	Mr. Kennedy served as President and Chief Executive Officer through December 13, 2021.

Grants of Plan-Based Awards Table

The table below sets forth the plan-based awards granted to our named executive officers during 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Sullivan	6/17/2021 (2)	—	—	—	—	—	—	5,214	—	—	150,007
	12/27/2021 (3)	—	—	—	74,915	107,021	214,042	—	—	—	2,500,011
	12/27/2021 (4)	—	—	—	74,915	107,021	214,042	—	—	—	2,500,011
B. Drew Davies	— (5)	150,995	301,990	603,980	—	—	—	—	—	—	—
	1/4/2021 (6)	—	—	—	—	—	—	20,622	—	—	425,019
	1/4/2021 (7)	—	—	—	5,168	10,335	20,670	—	—	—	213,004
	1/4/2021 (8)	—	—	—	7,235	10,335	20,670	—	—	—	213,004
Austin F. Noll, III	— (5)	140,595	281,190	562,360	—	—	—	—	—	—	—
	1/4/2021 (6)	—	—	—	—	—	—	33,965	—	—	700,019
D. Christopher Chung, M.D.	— (5)	91,575	183,150	366,300	—	—	—	—	—	—	—
	1/4/2021 (6)	—	—	—	—	—	—	21,835	—	—	450,019
Jonathan A. Kennedy (10)	— (5)	371,500	743,000	1,486,000	—	—	—	—	—	—	—
	1/4/2021 (6)	—	—	—	—	—	—	66,716	—	—	1,375,017
	1/4/2021 (7)	—	—	—	16,667	33,334	66,668	—	—	—	687,014
	1/4/2021 (8)	—	—	—	23,334	33,334	66,668	—	—	—	687,014
	1/4/2021 (9)	—	—	—	—	—	—	—	200,146	20.61	4,125,009

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the applicable stock award granted to the applicable named executive officer, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of PSU-TSRs and MSUs was calculated using a Monte Carlo simulation model, in each case, based the probable outcome of the performance conditions as of the date of grant and PSUs calculated as of the closing price at the date of grant. See Note (2) to the Summary Compensation Table above for more information as to how these awards were valued and for the grant date fair value of the PSU-TSRs and MSUs if maximum performance levels were achieved.

(2)	The number of shares reported in this row reflects the number of restricted shares granted to Mr. Sullivan in respect of his service to our Board of Directors. The restricted shares vest on June 17, 2022, generally subject to Mr. Sullivan’s continued service with us through such date.

(3)	The number of shares reported in this row reflects the threshold, target and maximum number of MSUs granted to Mr. Sullivan that may be earned based on our stock price performance. The number of MSUs that are earned is calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price of our common stock at the end of the performance period by the closing price of our common stock at the beginning of the performance period, up to a maximum of 200% of the target number of MSUs. If the closing price of our common stock at the end of the performance period does not exceed 70% of the closing price of our common stock at the beginning of the performance period, no MSUs will be earned. To the extent earned, the MSUs will vest on December 26, 2024, generally subject to Mr. Sullivan’s continued employment with us through such date.

(4)	The number of shares reported in this row reflects the threshold, target and maximum number of PSU-TSRs granted Mr. Sullivan that may be earned based on our TSR compared to that of our peer group over a performance period ending on December 26, 2024. If our TSR is in the 35th percentile compared to the TSR of this peer group, 50% of the target number of PSU-TSRs will be earned, if our TSR is in the 60th percentile, 100% of the target number of MSUs will be earned, and if our TSR is in the 90th percentile or above, 200% of the target number of PSU-TSRs will be earned. No PSUs will be earned if our TSR is below the 35th percentile compared to the TSR of our peer group. To the extent earned, the PSU-TSRs will vest on December 26, 2024, generally subject to Mr. Sullivan’s continued employment with us through such date.

(5)	The amounts reported in these rows reflect the threshold, target and maximum annual bonus opportunity for the applicable named executive officer for 2021. The actual annual bonuses paid to our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(6)	The number of shares reported in these rows reflects the number of restricted shares granted to the applicable named executive officer. The restricted shares vest as to 25% of the shares on each of January 4, 2022, January 4, 2023, January 4, 2024, and January 4, 2025, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(7)	The number of shares reported in these rows reflects the threshold, target and maximum number of PSUs granted to the applicable named executive officer that may be earned based on our non-GAAP EPS Growth Rate compared to our peer group over a performance period ending on December 31, 2023. If our non-GAAP EPS Growth Rate is in the 10th percentile compared to this peer group, 50% of the target number of PSUs will be earned, if our non-GAAP EPS Growth Rate is in the 15th percentile, 100% of the target number of PSUs will be earned, and if our non-GAAP EPS Growth Rate is in the 20th percentile or above, 200% of the target number of PSUs will be earned. No PSUs will be earned if our non-GAAP EPS Growth Rate is below the 10th percentile compared to our peer group. To the extent earned, the PSUs will vest on December 31, 2023, generally subject to the applicable named executive officer’s continued employment with us through such date.

(8)	The number of shares reported in these rows reflects the threshold, target and maximum number of MSUs granted to the applicable named executive officer that may be earned based on our stock price performance. The number of MSUs that are earned is calculated by multiplying the target number of MSUs by a fraction determined by dividing the closing price of our common stock at the end of the performance period by the closing price of our common stock at the beginning of the performance period, up to a maximum of 200% of the target number of MSUs. If the closing price of our common stock at the end of the performance period does not exceed 70% of the closing price of our common stock at the beginning of the performance period, no MSUs will be earned. To the extent earned, the MSUs will vest on December 31, 2023, generally subject to the applicable named executive officer’s continued employment with us through such date.

(9)	The number of shares reported in this row reflects the number of shares underlying stock options granted to Mr. Kennedy. The award was scheduled to vest as to 25% of the underlying shares on each of January 4, 2022, January 4, 2023, January 4, 2024, and January 4, 2025 generally subject to Mr. Kennedy’s continued employment with us through the applicable vesting date.

(10)	In connection with his termination of employment, all of Mr. Kennedy’s unvested stock options, restricted stock awards and RSUs vested in full, all of Mr. Kennedy’s unvested PSUs and MSUs vested as to the greater of the target number of shares subject to such awards and the number of shares earned based on actual performance through the separation date.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth the outstanding equity awards held by our named executive officers as of December 31, 2021.

Name	Option Awards				Stock Awards (4)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas J. Sullivan	—	—	—	—	5,214 (2)	123,728	—	—
	—	—	—	—	—	—	107,021 (3)	2,539,608
	—	—	—	—	—	—	107,021 (4)	2,539,608
B. Drew Davies	—	—	—	—	5,961 (5)	141,455	—	—
	—	—	—	—	7,438 (6)	176,504	—	—
	—	—	—	—	9,759 (7)	231,581	—	—
	—	—	—	—	20,622 (8)	489,360	—	—
	—	—	—	—	—	—	6,506 (9)	154,387
	—	—	—	—	—	—	10,335 (10)	245,250
	—	—	—	—	—	—	10,335 (11)	245,250
	—	—	—	—	—	—	6,507 (12)	154,411
Austin F. Noll, III	—	—	—	—	3,950 (13)	93,734	—	—
	—	—	—	—	5,206 (6)	123,538	—	—
	—	—	—	—	12,056 (7)	286,089	—	—
	—	—	—	—	33,965 (8)	805,989	—	—
	—	—	—	—	—	—	5,358 (12)	127,145
	18,134	54,400	20.68	11/13/2030(14)	—	—	—	—
D. Christopher Chung, M.D.	—	—	—	—	2,850 (13)	67,631	—	—
	—	—	—	—	3,346 (6)	79,401	—	—
	—	—	—	—	7,750 (7)	183,908	—	—
	—	—	—	—	21,835 (8)	518,145	—	—
	—	—	—	—	—	—	3,444 (12)	81,726
	—	35,360	20.68	11/13/2030(14)	—	—	—	—
Jonathan A. Kennedy	74,124	—	35.25	4/12/2022 (15)	—	—	—	—
	200,146	—	20.61	4/12/2022 (15)	—	—	—	—

(1)	The amounts reported in these columns reflect the market value of the applicable award based on the closing price of a share of our common stock on December 31, 2021 ($23.73). For this purpose, the PSUs and MSUs are valued based on the target level of achievement of applicable performance conditions.
(2)	The number of shares reported reflects shares of restricted stock that were granted Mr. Sullivan on June 17, 2021. These shares will vest on June 17, 2022, generally subject to Mr. Sullivan’s continued service with us through such date.
(3)	The number of shares reported reflects the number of shares that would be earned by Mr. Sullivan in respect of the MSUs that were granted to him on December 27, 2021 if the applicable performance conditions are achieved at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December 26, 2024 compared to the closing price of our common stock as of December 27, 2021. To the extent earned, the MSUs will vest on December 26, 2024, generally subject to the named executive officer’s continued employment with us through such date.
(4)	The number of shares reported reflects the number of shares that would be earned by Mr. Sullivan in respect of the PSU-TSRs that were granted to him on December 27, 2021 if the applicable performance conditions are achieved at target levels. To the extent earned, the PSU-TSRs will vest on December 26, 2024, generally subject to the named executive officer’s continued employment with us through such date.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(5)	The number of shares reported reflects shares of restricted stock granted to Mr. Davies on October 1, 2018 in connection with his hire. This restricted stock award is scheduled to vest as the remaining shares on October 1, 2022, generally subject to Mr. Davies’ continued employment with us through such date.
(6)	The number of shares reported reflects shares of restricted stock that were granted to the named executive officer on January 17, 2019, 25% of these shares vested on January 2, 2020, January 2, 2021, and January 2, 2022 with the remaining shares will vesting on January 2, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(7)	The number of shares reported reflects shares of restricted stock that were granted to the named executive officer on January 2, 2020. 25% of these shares vested on January 2, 2021 and January 2, 2022 and the remaining shares will vest in equal installments on January 2, 2023 and January 2. 2024, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(8)	The number of shares reported reflects shares of restricted stock that were granted to the named executive officer on January 4, 2021. 25% of these shares vested on January 4, 2022 with the remaining shares vesting in equal installments on January 4, 2023, January 4, 2024 and January 4, 2025, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.
(9)	The number of shares reported reflects the number of shares that would be earned by the named executive officers in respect of the PSUs that were granted to them on January 2, 2020 if the applicable performance conditions are achieved at target levels. The PSUs are eligible to be earned based on our Non-GAAP EPS compounded annual growth rate over a three-year performance period. To the extent earned, the PSUs will vest on December 31, 2022, generally subject to the named executive officer’s continued employment with us through such date.
(10)	The number of shares reported reflects the number of shares that would be earned by Mr. Davies in respect of the PSUs that were granted to him on January 4, 2021 if the applicable performance conditions are achieved at target levels. The PSUs are eligible to be earned based on our Non-GAAP EPS compounded annual growth rate over a three-year performance period. To the extent earned, the PSUs will vest on December 31, 2023, generally subject to the named executive officer’s continued employment with us through such date.
(11)	The number of shares reported reflects the number of shares that would be earned by Mr. Davies in respect of the MSUs that were granted to him on January 4, 2021 if the applicable performance conditions are achieved at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December 31, 2023 compared to the closing price of our common stock as of January 4, 2021. To the extent earned, the MSUs will vest on December 31, 2023, generally subject to the named executive officer’s continued employment with us through such date.
(12)	The number of shares reported reflects the number of shares that would be earned by the named executive officers in respect of the MSUs that were granted to them on January 2, 2020 if the applicable performance conditions are achieved at target levels. The MSUs are eligible to be earned based on the closing price of our common stock as of the last day of a performance period that ends on December 31, 2022 compared to the closing price of our common stock as of January 2, 2020. To the extent earned, the MSUs will vest on December 31, 2022, generally subject to the named executive officer’s continued employment with us through such date.
(13)	The number of shares reported reflects shares of restricted stock that were granted to the named executive officer on January 2, 2018. 50% of the shares vested on January 2, 2021, 25% of the shares vested on January 2, 2022, and the remaining 25% of the shares will vest on January 2, 2023, generally subject to the named executive officer’s continued employment with us through the applicable vesting date.

(14)	The number of shares reported reflects the number of shares that are subject to the stock options that were granted to Mr. Noll and Dr. Chung on November 13, 2020. 25% of the stock options vested on November 13, 2021 with the remaining options to vest as to 25% of the shares underlying the option on each of November 13, 2022, November 13, 2023, and November 13, 2024, generally subject to the named executive officer’s continued employment with us through such date.

(15)	The number of shares reported reflects the number of shares that are subject to the stock option that was granted to Mr. Kennedy in 2018. The shares underlying this stock option became vested on December 13, 2021 in connection with Mr. Kennedy’s termination of employment pursuant to the terms of his separation agreement.

(16)	The number of shares reported reflects the number of shares that are subject to the stock option that was granted to Mr. Kennedy in 2021. The shares underlying this stock option became vested on December 13, 2021 in connection with Mr. Kennedy’s termination of employment pursuant to the terms of his separation agreement.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested Table

The table below sets forth the number of shares acquired by our named executive officers on the exercise of stock options or the vesting of stock awards during 2021, and the value realized by them in connection with such exercise or vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas J. Sullivan	—	—	7,120	203,205
Jonathan A. Kennedy	—	—	164,296	3,714,470
B. Drew Davies	—	—	12,934	293,890
Austin F. Noll, III	—	—	14,573	292,043
D. Christopher Chung, M.D.	11,787	270,512	9,408	188,536

(1)	The value realized on exercise of options is calculated by multiplying the number of shares of our common stock acquired on the exercise of the stock option by the closing price of our common stock on the exercise date less the exercise price.

(2)	The value realized on vesting of stock awards is calculated by multiplying the number of shares of our common stock that vested by the closing price of our common stock on the vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

In 2020, we implemented a Nonqualified Deferred Compensation Plan (NQDC) effective beginning in 2021. The plan allows for the elective deferral of salary, annual bonus and certain equity-based awards.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/distributions ($)	Aggregate balance at last FYE ($)
Jonathan A. Kennedy	23,019	0	2,424	0	25,443
B. Drew Davies	0	0	0	0	0
Austin F. Noll, III	49,916	0	4,604	0	54,519
D. Christopher Chung, M.D.	42,266	0	5,260	0	47,525

Potential Payments Upon a Termination or Change in Control

We have entered into employment agreements with each of our currently employed named executive officers (except for Dr. Chung) that provide for severance payments and benefits upon certain terminations of employment, including following a change in control, subject to the named executive officer’s execution of an effective release of claims and continued compliance with an 18-month (or for Mr. Sullivan, 24-month) post-termination of employment employee non-solicitation covenant and other restrictive covenants. The severance payments and benefits that could become payable under these agreements are summarized below. As used in the summary below, the terms “cause,” “good reason,” and “change of control” have the meanings set forth in the applicable employment agreement.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Separation Agreement with Mr. Kennedy

In connection with Mr. Kennedy’s termination of employment, we entered into a separation agreement with Mr. Kennedy on December 13, 2021, pursuant to which Mr. Kennedy will receive the following severance payments and benefits:

–	A lump sum payment equal to two times his annual base salary as then in effect, payable within 30 days following termination of employment;

–	An annual bonus for the Company’s 2021 fiscal year based on actual performance (which is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above);

–	Up to 18 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Kennedy and his eligible dependents;

–	Immediate vesting and exercisability of all unvested stock options, restricted stock awards, and time-based RSUs, and vesting of unvested PSUs and MSUs as to the greater of the target number of shares subject to such awards and the number of shares earned based on actual performance through December 13, 2021; and

–	Full payment of and assignment to Mr. Kennedy of the remainder of a one-year lease for a remote office.

Pursuant to the separation agreement, Mr. Kennedy signed a release of claims in favor of the Company and agreed to continue to be bound by the 18-month post-termination of employment employee non-solicitation covenant and other restrictive covenants contained in his employment agreement.

Employment Agreement with Mr. Sullivan

In connection with his appointment as President and Chief Executive Officer on December 27, 2021, we entered into an employment agreement with Mr. Sullivan. Pursuant to his employment agreement with us, in the event that Mr. Sullivan’s employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:

–	A lump sum payment equal to two times his annual base salary as then in effect, payable within 30 days following such termination;

–	Immediate vesting and, if applicable, exercisability of all RSUs or other equity awards that are eligible to vest based solely on continued service and any MSUs based on actual performance through the date of his termination of employment, and prorated vesting of any PSUs or other performance-based awards (other than MSUs) based on actual performance through the date Mr. Sullivan’s employment terminates and prorated based on the portion of the performance period during which he remained employed.

–	A prorated target annual bonus for the year of termination of employment; and.

–	Up to 36 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Sullivan and his eligible dependents.

In the event that Mr. Sullivan’s employment terminates other than for cause, death or disability or Mr. Sullivan resigns for good reason, in each case, within three months prior to or 24 months following a change of control, he would be entitled to the following severance payments and benefits (without duplication of the amounts listed above):

–	A lump sum payment equal to two times the sum of his annual base salary and target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), payable within 30 days following such termination;

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

–	Immediate vesting and, if applicable, exercisability of all RSUs or other equity awards that are eligible to vest based solely on continued service and any performance-based awards (including MSUs and PSUs) based on the greater of 100% of target or actual performance; and

–	Up to 36 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Sullivan and his eligible dependents.

Employment Agreement with Mr. Davies

Pursuant to his employment agreement with us, in the event that Mr. Davies’ employment terminates other than for cause, death or disability, he would be entitled to the following severance payments and benefits:

–	Base salary continuation for 12 months following such termination;

–	Immediate vesting and, if applicable, exercisability of all restricted stock awards held by Mr. Davies that are outstanding on the date of termination; and

–	Up to 12 months of Company-paid group health coverage at the level provided at the time of termination for Mr. Davies and his eligible dependents.

In the event that Mr. Davies’ employment terminates other than for cause, death or disability or Mr. Davies resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, and he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control).

Employment Agreement with Mr. Noll

Pursuant to his employment agreement with us, Mr. Noll would be entitled to the following severance payments and benefits in the event his employment terminates other than for cause, death or disability:

–	Base salary continuation for 12 months following such termination;

–	Immediate vesting and, if applicable, exercisability of all stock awards held by Mr. Noll that are outstanding on the date the release of claims becomes effective; and

–	Up to six months of Company-paid group health coverage at the level provided at the time of termination for Mr. Noll and his eligible dependents.

In the event that Mr. Noll’s employment terminates other than for cause, death or disability or if he resigns for good reason, in each case, within six months following a change of control, he would be entitled to the severance payments and benefits listed above, except that (i) the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, (ii) he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), and (iii) any PSUs held by Mr. Noll would vest and be paid out at the greater of 100% of target or actual performance.

Employment Agreements with Dr. Chung

Dr. Chung’s full-time employment agreement with us was terminated on April 1, 2022 due to his retirement, and he entered into a part-time employment agreement with us effective April 2, 2022 that does not provide for any benefits upon his termination of employment or a change in control.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Prior to the termination of his full-time employment agreement on April 1, 2022, Dr. Chung had an employment agreement with us pursuant to which Dr. Chung would have been entitled to the following severance payments and benefits in the event his employment terminated other than for cause, death or disability:

–	Base salary continuation for 12 months following such termination;

–	Immediate vesting and, if applicable, exercisability of all stock awards held by Dr. Chung that are outstanding on the date the release of claims becomes effective; and

–	Up to 18 months of Company-paid group health coverage at the level provided at the time of termination for Dr. Chung and his eligible dependents.

Prior to the termination of his full-time employment agreement on April 1, 2022, in the event that Dr. Chung’s employment was terminated other than for cause, death or disability or if he resigned for good reason, in each case, within six months following a change of control, he would have been entitled to the severance payments and benefits listed above, except that (i) the base salary payment would be based on the amount in effect immediately prior to our entering into the agreement providing for such change of control (or, if there is no agreement, immediately prior to the change of control), if greater than his base salary in effect as of such termination, (ii) he would also be entitled to receive an amount equal to his target annual bonus as then in effect or, if greater, as in effect immediately prior to our entering into the agreement providing for such change in control (or, if there is no agreement, immediately prior to the change in control), and (iii) any PSUs held by Dr. Chung would vest and be paid out at the greater of 100% of target or actual performance.

Termination for Cause, due to Death or Disability or Voluntary Resignation (other than for Good Reason)

For Messrs. Davies and Noll, upon a termination of employment for cause, due to death or disability or due to a named executive officer’s voluntary resignation (other than for good reason within six or 12 months, as applicable, following a change of control), the named executive officer would only be eligible for any severance benefits payable in accordance with our policies for all employees as then in effect, which currently consist primarily of disability and group life insurance benefits. Upon Mr. Sullivan’s termination of employment due to death or disability, his equity awards would vest as described above under “Employment Agreement with Mr. Sullivan” as if his employment was terminated other than for cause. The employment agreement for each of Messrs. Sullivan, Davies, and Noll provides that if the payments or benefits provided under such agreement or otherwise constitute “parachute payments” within the meaning of Section 280G of the Code, the named executive officer will be entitled to receive (i) the amount of such payments or benefits reduced so that no portion of the payments or benefits would be subject to an excise tax under Section 4999 of the Code or (ii) the full amount of such payments and benefits, whichever results in the payment of the greater after-tax amount to the named executive officer.

Equity Awards

Our 2021 Equity Incentive Plan provides that in connection with a corporate transaction, outstanding awards may be continued, assumed or substituted for with equivalent awards by the successor or paid. Certain of the PSUs and/or MSUs granted to the named executive officers provide for accelerated vesting in the event of a termination of employment due to death or disability or in the event of a change in control at the greater of 100% of target or actual performance, based on performance through such date (or, in the event of a termination of employment due to death or disability, a date that is not more than 60 days thereafter) prorated based on the number of whole months from the beginning of the performance period to the date of the change in control.

Awards will vest in full upon a participant’s retirement after age 65 if the participant has accrued ten years of service with us. As of December 31, 2021, none of our named executive officers were eligible for this retirement vesting.

Potential Payments Upon a Termination or Change in Control Table

The table below sets forth the amount of the cash severance payments, continued health coverage benefits and equity acceleration that each of our named executive officers would have been entitled to receive (1) upon a termination of employment other than for cause, death or disability and (2) upon a termination of employment other than for cause, death or disability or a resignation for good reason within six, 12 or 24 months, as applicable, following a change in control (any of the foregoing, a “qualifying termination”), assuming that the qualifying termination and, if applicable, change in control occurred on December 31, 2021.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Name	Cash Severance Payment ($)(1)	Continued Health Coverage ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Benefits ($)(4)
Thomas J. Sullivan
Qualifying termination	1,740,000	92,086	142,282	1,974,368
Qualifying termination within 24 months following a change in control	1,740,000	92,086	142,282	1,974,368
B. Drew Davies
Qualifying termination	464,600	31,213	1,038,900	1,534,713
Qualifying termination within 6 months following a change in control	766,590	31,213	1,038,900	1,836,703
Austin F. Noll, III
Qualifying termination	432,600	9,819	1,457,663	1,900,082
Qualifying termination within 6 months following a change in control	713,790	9,819	1,457,663	2,181,272
D. Christopher Chung, M.D.
Qualifying termination	366,300	46,820	849,083	1,262,203
Qualifying termination within 6 months following a change in control	549,450	46,820	849,083	1,445,353

(1) For Messrs. Sullivan, Davies and Noll and Dr. Chung, the amount reported in this column reflects the amounts payable under the named executive officer’s employment agreement, based on the named executive officer’s base salary and target annual bonus as in effect on December 31, 2021.

(2) The amount reported in this column reflects the estimated cost of Company-paid group health coverage for the named executive officer based on the cost of such coverage as of December 31, 2021.

(3) For Messrs. Sullivan, Davies and Noll and Dr. Chung, the amount reported in this column reflects the value of the unvested restricted stock and RSUs held by the named executive officer on December 31, 2021, based on the closing price of a share of our common stock on that date of $23.73 per share. For Mr. Sullivan, the amount reported in this column also reflects the value of unvested MSUs and PSUs held by the named executive officer on December 31, 2021, assuming that applicable performance goals were achieved at target and, for PSUs, prorated for the portion of the performance period through December 31, 2021 during which Mr. Sullivan was employed.

(4) The amounts reported in this table do not include any potential reduction in payments or benefits that may be made in connection with a change in control or a qualifying termination of employment thereafter as a result of Section 4999 of the Code

Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our President and Chief Executive Officer) to the annual total compensation of our President and Chief Executive Officer. We determined the median employee by analyzing the 2021 total compensation for all our employees, excluding our President and Chief Executive Officer, who were employed by us on December 31, 2021, the last day of our payroll year. For the identified median employee, we did not make any adjustments to calculate the pay ratio, and only employees who were employed by us as of December 31, 2021 were included. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as outlined in the “Summary Compensation Table” in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

For the year ended December 31, 2021, the total compensation for our President and Chief Executive Officer, Mr. Sullivan, was $6,588,176 as reported in the “Total” column of the Summary Compensation Table above. Since Mr. Sullivan was appointed President and Chief Executive Officer effective December 27, 2021, we annualized his Salary, as provided in his employment agreement added the disclosed values of his Bonus and Stock Awards, and excluded the compensation earned by Mr. Sullivan with respect to his service on the Board for 2021 prior to his commencement of employment as President and Chief Executive Officer, to arrive at a value of $6,588,176 used for the ratio of annual total compensation for our President and Chief Executive Officer to annual total compensation for our median employee. We annualized Mr. Sullivan’s total compensation as follows:

Summary Compensation Table Components	Actual Values from Summary Compensation Table	For CEO Pay Ratio: Annualized Values, One-Time Values, or Excluded Values	Rationale
Salary	$16,731	$870,000	Annualized; salaried
Bonus	$538,148	$538,148	Not annualized; One-time cash sign-on payment
Stock Awards	$5,150,028	$5,150,028	Not annualized; One-time award of PSUs and MSUs; Excluded value of stock award granted in capacity as a director prior to employment as CEO
Option Awards	—	—	—
Non-Equity Incentive Plan Compensation	—	—	Not eligible for annual bonus for 2021
All Other Compensation	—	—	—
Total CEO Pay	$5,704,907	$6,588,176	—

We calculated the median employee’s compensation for 2021 in accordance with SEC rules, which was $73,497. For the year ended December 31, 2021, the annual total compensation for our President and Chief Executive Officer was 89 times that of our median employee.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation

In accordance with our non-employee director compensation program, each of our non-employee directors receives an annual cash retainer and an annual equity award in connection with his or her services as a director.

In 2021, each non-employee director will receive a cash retainer for his or her service. In September 2021, the Compensation Committee established revised retainers as set forth in the table below, prorated for partial years of service if applicable, and payable in equal quarterly installments:

Type of Retainer	Amount of Retainer ($)
Board Retainer	60,000
Additional Retainer for Committee Chairs
Audit Committee	20,000
Compensation Committee	10,000
Innovation & Quality Committee (1)	10,000
Nominating & Governance Committee	10,000
Environmental, Social, and Governance Committee	10,000
Additional Retainer for Committee Member
Audit Committee	15,000
Compensation Committee	8,000
Innovation & Quality Committee (1)	8,000
Nominating & Governance Committee	8,000
Environmental, Social, and Governance Committee	8,000
Additional Retainer for Board Chair	75,000
Additional Retainer for Senior Independent Director	20,000

(1) The Compliance and Quality Committee was renamed the Innovation and Compliance Committee in September 2021.

In accordance with our non-employee director compensation program, each non-employee director who joins the Board is granted shares of restricted stock having a fair market value of $150,000 as of the day they join, which increased to $170,000 beginning in 2022. Additional awards of restricted stock are made annually to each director following the annual shareholder meeting, with the award for first-time elected directors pro-rated by their length of service in the year prior to their election to the board. These shares of restricted stock vest on the one-year anniversary of the date of grant, generally subject to the non-employee director’s service on the Board through such date. Under our stock ownership guidelines, our non-employee directors are required to hold equity having a value equal to five times their annual retainer following the completion of a five-year phase-in period. Restricted and unrestricted shares of stock and shares of our common stock underlying RSUs and options count toward the satisfaction of our stock ownership guidelines.

Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors for 2021 in respect of their service to the Board. Since his appointment as Chief Executive Officer effective December 27, 2021, Mr. Sullivan does not receive any additional compensation for service on the Board. The compensation paid to Mr. Sullivan in respect of both his service as a director in 2021 and his employment as President and Chief Executive Officer in 2021 is reported in the Summary Compensation Table above.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
IIan Daskal	105,500	150,007	255,507
Lisa Wipperman Heine	88,500	150,007	238,507
Joshua H. Levine	109,500	150,007	259,507
Bryant M. Moore (2)	32,875	150,020	182,895
Alice Schroeder	101,625	150,007	251,632
Eric J. Guerin (2)	30,250	150,020	180,270
Barbara Paul (3)	72,500		72,500

(1) The amounts reported in this column reflect the aggregate grant date fair value of restricted stock awards granted to our non-employee directors in 2021, which was computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions that we used in computing these amounts are described in Note 15 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, each of our non-employee directors held 5,214 unvested shares of restricted stock, except Dr. Moore and Mr. Guerin who each held 5,799 unvested shares.

(2) Messrs. Moore and Guerin joined the Board on August 18, 2021.

(3) Dr. Paul retired from the Board effective June 30, 2021, holding 24,558 outstanding shares as of such date.

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PROPOSAL 2 – APPROVE THE AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

Our 2011 Employee Stock Purchase Plan (the “2011 ESPP”) was originally approved by our shareholders on June 2, 2011. On March 17, 2022, the Board, upon the recommendation of our Compensation Committee, approved the Amended and Restated 2011 Employee Stock Purchase Plan (the “Amended ESPP”), subject to shareholder approval. At the Annual Meeting, shareholders will be asked to approve the adoption of the Amended ESPP. The Amended ESPP will not become effective unless it is approved by our shareholders. The material terms of the Amended ESPP are described under “Summary of the Amended ESPP” below.

As of April 18, 2022, 1,785,766 shares of our common stock were available for future issuance or subject to outstanding awards under our 2021 Equity Incentive Plan and the 2011 ESPP, which represents 0.5% of our common stock outstanding on such date. An additional 750,000 shares, representing 0.2% of our common stock outstanding as of April 18, 2022, are proposed to be made available for issuance under the Amended ESPP pursuant to this Proposal 2.

Summary of the Amended ESPP

The following is a brief summary of the material terms of the Amended ESPP. A copy of the Amended ESPP is attached as Attachment 1 to this proxy statement, and we urge shareholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the Amended ESPP.

Purpose. The purpose of the Amended ESPP is to provide employees of us and our participating subsidiaries with an opportunity to purchase shares of our common stock through accumulated payroll deductions. The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration. The Amended ESPP is administered by the Board or a committee of the Board (as applicable, the “administrator”). The administrator has the authority to construe, interpret and apply the terms of the Amended ESPP, to determine eligibility and to adjudicate all disputed claims under the Amended ESPP.

Shares Subject to the Amended ESPP. Subject to adjustment as described below, the maximum number of shares of our common stock available for sale under the Amended ESPP is 750,000 shares (the “Share Pool”). Shares do not reduce the Share Pool unless and until, and to the extent, they are actually delivered to a participant. If any option granted under the Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will not reduce the Share Pool and will remain available for purchase under the Amended ESPP. On April 18, 2022, the closing price of our common stock was $33.51 per share.

Eligibility. Employees of ours or one of our designated subsidiaries whose customary employment is for more than 20 hours per week and more than 5 months in any calendar year are generally eligible to participate in the Amended ESPP if they are employed by us or one of our subsidiaries, as applicable, as of the enrollment date of an applicable offering period (i.e., the first trading day of the offering period), subject to the requirements of the Amended ESPP and the Code.

As of April 18, 2022, approximately 686 employees, including all of our executive officers, would be eligible to participate in the Amended ESPP. None of our non-employee directors will be eligible to participate in the Amended ESPP.

Special Limitations. The Amended ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

●	No employee may be granted an option to the extent that, immediately after the grant, the employee (or such other person whose stock would be attributed to the employee under attribution rules) would own capital stock and/or outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries;

●	No employee may be granted an option to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate that exceeds $25,000 worth of stock (or such other amount set forth in the Code from time to time) (determined as the fair market value of the shares at the time the option is granted) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code; and

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●	In no event shall an employee be permitted to purchase more than 10,000 shares of our common stock (or such other number of shares as the Board may prescribe in accordance with the Code) during any one purchase period (the “Maximum Share Limit”).

Offering Periods and Purchase Period. The Amended ESPP shall have offering periods of approximately six months in duration that commence on the enrollment date on or after May 1 and November 1 of each year and end on the last trading day on or after the following April 30 and October 31, respectively. The administrator may change the duration (and commencement dates) of offering periods.

Payroll Deductions. Eligible employees may select a rate of payroll deduction between 1% and 15% of their eligible compensation, subject to the limitations of the Code. Unless the administrator provides otherwise with respect to a particular offering, a participant may not increase the rate of his or her payroll deductions and may decrease the rate of his or her payroll deductions no more than one time during an offering period.

Options; Purchase Price. On the enrollment date for each offering period, each eligible employee participating in the offering period shall be granted an option to purchase on each exercise date during such offering period the number of shares of our common stock determined by dividing the employee’s payroll deductions accumulated on or prior to such exercise date by the applicable purchase price. On the exercise date (the last trading day of a purchase period), each participant’s option shall be exercised automatically. The purchase price of each share issued pursuant to the exercise of an option under the Amended ESPP will be 85% (or such other percentage as specified by the administrator) of the fair market value of a share of our common stock on the enrollment date or on the exercise date, whichever is lower.

Withdrawal. A participant may withdraw all but not less than all of the payroll deductions credited to his or her account, in which case, all payroll deductions credited to his or her account shall be paid to the participant and the participant’s option for the then-current offering period shall be automatically terminated.

Termination of Employment. Upon a participant’s ceasing to be employed by us or one of our subsidiaries or ceasing to satisfy the eligibility requirements of the Amended ESPP, he or she shall be deemed to have elected to withdraw from the Amended ESPP and the payroll deductions credited to his or her account during the offering period shall be returned to the participant.

Shareholder Rights. A participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares covered by an option granted under the Amended ESPP until the option has been exercised, full payment has been made for the shares and the shares have been issued to the participant.

Transfer Restrictions. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Amended ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or to a beneficiary in the event of the participant’s death designated in accordance with the Amended ESPP) by the participant.

Adjustments upon Changes in Capitalization. The Share Pool, the Maximum Share Limit, the number of shares and purchase price per share under any outstanding options shall be proportionally adjusted by the administrator for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, stock dividend, combination or reclassification of shares, or other equity restructuring.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened such that it ends on a new exercise date (determined by the administrator in its sole discretion) prior to the consummation of such proposed dissolution or liquidation, and each participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

Merger or Sale. The Amended ESPP provides that, in the event of a sale of 50% or more of the Company’s common stock or a sale of all or substantially all of the assets of the Company, or a merger of the Company with or into another corporation, each outstanding option will be assumed or substituted by the successor corporation or a parent or subsidiary thereof. In the event that the successor corporation (or parent or subsidiary) refuses to assume or substitute for the option under an ongoing offering period, the offering period with respect to which such option relates will be shortened such that it ends on a new exercise date (determined by the administrator in its sole discretion) prior to the consummation of the sale or merger, and each participant’s option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

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Amendment and Termination. The administrator may at any time and for any reason terminate or amend the Amended ESPP and may at any time terminate an offering period prior to any exercise date. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

Term. The Amended ESPP will continue in effect until the earliest to occur of (i) June 14, 2032, (ii) the issuance of all shares of common stock available for issuance under the Amended ESPP, and (iii) the termination of the Amended ESPP under its terms.

Certain Federal Income Tax Consequences of the Amended ESPP

The following is a summary of certain U.S. federal income tax consequences associated with options granted under the Amended ESPP. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Amended ESPP, nor does it cover state, local or non-U.S. taxes.

The Amended ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Assuming the Amended ESPP is and remains so qualified, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, as a result of the grant or exercise of the purchase rights issued under the Amended ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended ESPP or in the event the participant should die while still owning the purchased shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the shares acquired under the Amended ESPP. If the participant sells or otherwise disposes of the purchased shares, other than following the participant’s death while owning the shares, within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition generally measured as the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. Any additional gain or loss upon the disposition will generally be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, or upon the participant’s death while owning the shares, then the participant will recognize ordinary income in the year of sale or disposition measured as the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (2) an amount equal to the excess of the fair market value of the shares on the date of commencement of such offering period over the purchase price paid for those shares. Any additional gain upon the disposition will be taxed as a long-term capital gain. If shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant generally will have long-term capital loss equal to the difference between the sale price and the purchase price.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the Company generally will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. Generally, no deduction will be allowed in any other case.

New Plan Benefits Under the Amended ESPP

Because awards to employees under the Amended ESPP are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the Amended ESPP are not determinable at this time. Future purchase prices are not determinable because they are based upon the fair market value of shares of our common stock at the beginning and end of each applicable purchase period. Therefore, we have not included a table reflecting such benefits or awards.

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The Board recommends that you vote “FOR” the approval of the Amended and Restated 2011 Employee Stock Purchase Plan.

EQUITY PLANS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan Information

The following table sets forth information about the number of shares of common stock that can be issued under our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, Awards and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, Awards and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	860,966	$22.84	2,917,938
Equity compensation plans not approved by security holders	—	—	—
Total	860,966	22.84	2,917,938

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PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of shareholders by rewarding performance, with the ultimate objective of improving shareholder value. Our Compensation Committee also seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

We urge shareholders to read the “Compensation Discussion and Analysis”, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative. The Compensation Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.

We are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement, is hereby approved by shareholders.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers. Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting. It is expected that the next such vote will occur at the 2023 annual meeting.

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Other

AUDIT MATTERS

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KMPG”), an independent registered public accounting firm, to audit our consolidated financial statements and the Company’s management report on internal control over financial reporting for the year ending December 31, 2021.

●	Shareholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, our Restated Certificate of Incorporation, our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider retaining KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Natus and its shareholders.

Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

KPMG has been our independent registered public accounting firm since 2014, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously through the 2021 fiscal year.

The Audit Committee maintains oversight over KPMG by holding regular private sessions with KPMG, performing annual evaluations, reviewing KPMG’s proposed audit scope, approach and independence, obtaining, on a periodic basis, a statement from the independent registered public accounting firm regarding the relationships and services with us that may affect independence, discussing the financial statements and audit findings, including any significant adjustments and new accounting policies, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Principal Accountants. During 2021 and 2020, KPMG was retained to provide services in the following categories and amounts:

	2021	2020

Audit Fees	$2,431,797	$2,597,699
Audit-Related Fees	$34,896	$2,378
Tax Fees	$74,882	$104,273
All Other Fees	$1,780	$3,560

Audit Fees. Amounts paid under “Audit Fees” include aggregate fees for the audit of our annual consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.

Audit-Related Fees. Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

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Tax Fees. Amounts paid under “Tax Fees” in 2021 were for tax compliance ($71,917) and other tax services (including tax planning and tax advice) ($2,964), and in 2020 were for tax compliance ($103,496) and other tax services (including tax planning and tax advice) ($777).

All Other Fees. Amounts paid under “All Other Fees” consist of an online accounting research tool subscription.

Pre-Approval of Services. The Audit Committee is responsible for pre-approving audit and non-audit services provided by our independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has the sole authority to approve all audit engagement fees and terms and all non-audit engagements. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All audit and non-audit services performed by KPMG in 2021 and 2020 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors who are independent under the applicable rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee assists the Board in its oversight of the Company’s financial reporting process and administration of corporate policy in matters of accounting and financial controls.

The Board has adopted a written Audit Committee Charter. As stated in the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements. The Company’s accounting and financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee appoints the independent registered public accounting firm and periodically reviews their performance and independence from management and pre-approves all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee functions as the liaison with the independent registered public accounting firm, who are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with accounting principles generally accepted in the United States, and also expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In the performance of its oversight function, the Audit Committee has done the following:

●	Reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

●	Discussed with the independent registered public accounting firm any matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC;

●	Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the SEC and the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

●	Discussed with the independent registered public accounting firm the firm’s independence.

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Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee:

Alice D. Schroeder

Eric J. Guerin

Ilan Daskal (Chair)

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Deadline for Receipt of Shareholder Proposals and Director Nominations for the 2023 Annual Meeting

Proposals for Inclusion in Proxy Materials. In order for a shareholder proposal to be eligible for inclusion in our proxy statement for the 2023 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than December 29, 2022 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in Proxy Materials. Under the Company’s proxy access right, a shareholder, or a group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of the Board for inclusion in our proxy statement, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a shareholder to nominate a director for election to the Board for inclusion in our proxy statement for the 2022 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than November 29, 2022 and no later than December 29, 2022. However, if the date of the 2023 annual meeting is a date that is not within 30 calendar days before or after June 15, 2023 (the anniversary date of the Annual Meeting), written notice must be received by the later of 180 days prior to the date of the 2023 annual meeting or the close of business on the 10th calendar day after the day on which public disclosure of the date of the 2023 annual meeting is made. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 2.13 of Article 2 of our Bylaws.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials. In order for a shareholder to present a proposal or nominate a director for election to the Board at our 2023 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2023 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than April 16, 2023. However, if the date of the 2023 annual meeting is a date that is not within 30 calendar days before or after June 15, 2023 (the anniversary date of the Annual Meeting), written notice must be received within a reasonable time before we begin the solicitation of proxies for the 2023 annual meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2.3 of Article 2 (with respect to shareholder proposals) and Section 2.13 of Article 2 (with respect to director nominations) of our Bylaws.

Our Bylaws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2023 annual meeting. Shareholders should contact the Corporate Secretary of the Company in writing at 3150 Pleasant View Road, Middleton, WI 53562 to obtain additional information as to the proper form and content of shareholder nominations or proposals.

Directors and Officers Indemnification. Pursuant to our Bylaws, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.

Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act requires Natus’ directors, officers and persons who own more than 10% of a registered class of Natus’ securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, Natus believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis.

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Employee, Officer and Director Hedging. The Company’s Insider Trading and Tipping policy prohibits hedging transactions by officers, directors and employees.

Related Persons Transactions. Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by Natus or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction.

Additional Information. Our Bylaws, Board Governance Guidelines and charters of each of the Audit Committee, Compensation Committee, Nominating & Governance Committee, Innovation & Quality Committee, and Environmental, Social, and Governance Committee are posted on our website at www.natus.com under “Investors - Governance.” Our Code of Business Conduct and Ethics (applicable to all of the Company’s employees, executive officers and directors) is posted at www.natus.com under “Investors - Governance.”

Annual Report on Form 10-K. The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2021 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Natus Medical Incorporated Attention: Corporate Secretary, 3150 Pleasant View Drive, Middleton, WI 53562.

Delivery of Proxy Materials. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a shareholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Broadridge ICS, either by calling toll-free 800-542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon such request, we will promptly deliver a separate copy of the annual report and/or, as applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of the materials. Any shareholders who share the same address and currently receive multiple copies of our proxy materials or annual report who wish to receive only one copy in the future can contact their broker, trustee or other nominee to request information about householding.

By Order of the Board,

Douglas Balog

General Counsel

ALL SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY

64	Natus Medical Incorporated | 2022 Proxy Statement

ATTACHMENT 1

NATUS MEDICAL INCORPORATED

AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2011 Employee Stock Purchase Plan of Natus Medical Incorporated.

1.	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and to be exempt from the application and requirements of Section 409A of the Code, and the provisions of the Plan are to be construed accordingly.

2.	Definitions.

(a)	"Board" shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan. References to the “Board” shall also include any committee or person to whom the Board of Directors has delegated authority under the Plan to the extent of such delegation.

(b)	"Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	"Common Stock” shall mean the common stock of the Company.

(d)	"Company” shall mean Natus Medical Incorporated and any Designated Subsidiary of the Company.

(e)	"Compensation” shall mean all cash compensation reportable on Form W-2, including, without limitation, base straight time gross earnings, sales commissions, payments for overtime, shift premiums, annual and other bonuses and commissions, plus any amounts contributed by the Employee to the Company’s 401(k) Plan from compensation paid to the Employee by the Company.

(f)	"Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. A list of Designated Subsidiaries on the date that the Board approved the Plan is set forth on Exhibit A hereto.

(g)	"Employee” shall mean any individual who is an employee of the Company for tax purposes and whose customary employment with the Company is for more than twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while an individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	"Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)	"Exercise Date” shall mean the last Trading Day of each Purchase Period.

(j)	"Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

i.	If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

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ii.	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

iii.	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)	"Maximum Share Limit" has the meaning set forth in Section 7 of the Plan.

(l)	"Offering Period” shall mean, unless otherwise determined by the Board, the period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the Enrollment Date on or after May 1 and November 1 of each year and terminating on the last Trading Day in the Purchase Period ending approximately six (6) months later from such Enrollment Date; the duration and timing of Offering Periods may be changed as provided in this Plan.

(m)	"Plan” shall mean this Amended and Restated 2011 Employee Stock Purchase Plan, as it may be amended from time to time.

(n)	"Purchase Period” shall mean the period commencing on the Enrollment Date and, unless otherwise determined by the Board, ending with the next April 30 or October 31 after the Exercise Date.

(o)	"Purchase Price” shall mean an amount equal to 85% (or such other percentage specified by the Board to the extent permitted under Section 423) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, in either event, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(p)	"Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q)	"Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	"Trading Day” shall mean a day on which national stock exchanges and the Nasdaq Stock Exchange are open for trading.

3.	Eligibility.

(a)	Any Employee (as defined above) who is employed by the Company on the Enrollment Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements and limitations of the Plan and the Code.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-five Thousand Dollars ($25,000) worth of stock (or such other amount as may be set forth in Section 423(b)(8) of the Code from time to time) (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 3(b).

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4.	Offering Periods. The Plan shall have Offering Periods commencing on or after May 1 and November 1 each year, or on such other date as the Board shall determine or as may otherwise be provided for herein, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

(a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit B to this Plan and filing it with the Company’s payroll office not less than five (5) business days prior to the applicable Enrollment Date (or during such other time period determined by the Board for a particular Offering Period).

(b)	Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date, unless a later time is set by the Board with respect to a given Offering Period consistent with the requirements of Section 423 of the Code, and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions.

(a)	At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payroll during the Offering Period in an amount, expressed as a whole percentage of his or her Compensation, not exceeding fifteen percent (15%) of the Compensation which he or she receives on each such payroll during the Offering Period.

(b)	All payroll deductions made for a participant shall be credited to a notional bookkeeping account under the Plan maintained by the Company for the participant and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)	A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof and may change his or her rate of payroll deductions for any future Offering Period by completing a new subscription agreement and filing it with the Company’s payroll office not less than five (5) business days prior to the applicable Enrollment Date (or during such other time period determined by the Board for a particular Offering Period). Unless the Board provides otherwise with respect to a particular Offering Period consistent with the requirements of Section 423 of the Code, however, a participant may not increase the rate of his or her payroll deductions during any Offering Period and may decrease the rate of his or her payroll deductions no more than one time during an Offering Period by completing and filing with the Company a new subscription agreement authorizing a decrease in the participant’s payroll deduction rate. Any such decrease in a payroll deduction rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such other period prescribed by the Company). A participant’s subscription agreement shall remain in effect for successive Offering Periods, subject to the limitations prescribed in the Plan and under applicable law, unless terminated as provided in Section 10 hereof or replaced with a new subscription agreement.

(d)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period for which participation would be permissible under Section 423(b)(8) of the Code and Section 3(b) hereof, unless terminated by the participant as provided in Section 10 hereof.

(e)	At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

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7.	Grant of Option. Subject to the limitations set forth herein, including the Maximum Share Limit, on the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) the number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any one Purchase Period more than 10,000 shares of Common Stock or such other number of shares of Common Stock as the Board may prescribe in accordance with Section 423 of the Code, in any case, subject to adjustment in accordance with the Plan (the “Maximum Share Limit"), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.	Exercise of Option.

(a)	Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)	If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.	Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.	Withdrawal.

(a)	A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Company in the form of Exhibit C to this Plan not less than five (5) business days prior to the applicable Exercise Date. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the then-current Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

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(b)	A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.	Termination of Employment. Upon a participant’s ceasing to be employed by the Company or any Subsidiary, or ceasing to satisfy the eligibility requirements of the Plan, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan or on any amounts in a participant’s account.

13.	Stock.

(a)	Subject to adjustment as set forth herein, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 750,000 shares. For purposes of this Section 13(a), shares of Common Stock shall not be treated as delivered under the Plan, and will not reduce the Reserves, unless and until, and to the extent, they are actually delivered to a participant. Without limiting the generality of the foregoing, if any option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such option will not reduce the Reserves and will remain available for purchase under the Plan.

(b)	The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

14.	Administration. The Plan shall be administered by the Board. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

15.	Designation of Beneficiary.

(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Such designation of a beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof to the extent permitted by Section 423 of the Code.

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17.	Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. The Company’s obligations under the Plan are unfunded, and no participant will have any right to specific assets of the Company in respect of any option or otherwise under the Plan. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

18.	Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given or made available to participating Employees at least annually.

19.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Maximum Share Limit, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other equity restructuring within the meaning of FASB ASC 718. Any such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened such that it ends on a new Exercise Date determined by the Board in its sole discretion (a “New Exercise Date") prior to the consummation of such proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to any such New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)	Merger or Sale. In the event of a proposed sale of fifty percent (50%) or more of the Common Stock or all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation (or a parent or subsidiary thereof) refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened to end on a New Exercise Date prior to the consummation of the sale or merger and any Offering Periods then in progress shall end on the New Exercise Date. The Board shall notify each participant in writing, at least ten (10) business days prior to any such New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.	Amendment or Termination.

(a)	The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board on or prior to any Exercise Date, in which case, all payroll deductions credited to participants’ accounts shall be paid to participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)	Notwithstanding anything to the contrary and without stockholder consent except as required by applicable law, regulation or stock exchange listing rule, the Board shall be entitled to change the Offering Periods, establish or limit the frequency and/or number of permissible changes in payroll deduction rates during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other rules, limitations or procedures as the Board determines in its sole discretion are advisable and consistent with the objectives of the Plan.

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(c)	Subject to the limitations prescribed in the Plan and under applicable law, in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences under the accounting principles applicable to the Plan, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

i.	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

ii.	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

iii.	allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.	Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company and shall continue in effect until the earliest to occur of (i) June 14, 2032, (ii) the issuance of all shares of Common Stock available for issuance under the Plan, and (iii) the Plan’s termination under Section 20 hereof.

24.	Rights as a Stockholder and Employee. A participant will have no rights or privileges as a stockholder of the Company and will not receive any dividends in respect of any shares of Common Stock covered by an option granted hereunder until such option has been exercised, full payment has been made for such shares, and the shares have been issued to the participant. Nothing contained in the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary or any other Subsidiary at any time.

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25.	Taxes. Payroll deductions will be made on an after-tax basis. The Company will have the right, as a condition to exercising an option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local or other taxes incurred by reason of the purchase or disposition of shares of Common Stock under the Plan. In the Board’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Common Stock to the Company, including shares of Common Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the accounting principles applicable to the Plan.

26.	Applicable Law. The Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.

* * *

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Exhibit A

Not Applicable

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Exhibit B

NATUS MEDICAL INCORPORATED AMENDED AND RESTATED

2011 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

__________ Original Application	Enrollment Date: ___________

__________ Change in Payroll Deduction Rate

__________ Change of Beneficiary(ies)

1.	___________________ hereby elects to participate in the Natus Medical Incorporated Amended and Restated 2011 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of__________% of my Compensation on each payday during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that the percentage withholding must be between 1% and 15% and that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): _______________________.

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state, or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

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7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

(Address)

Employee’s Social
Security Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:___________________
Signature of Employee

Dated: __________________
Spouse’s Signature (If beneficiary is other than spouse)

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Exhibit C

NATUS MEDICAL INCORPORATED AMENDED AND RESTATED

2011 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Natus Medical Incorporated Amended and Restated 2011 Employee Stock Purchase Plan which began on ____________________,______ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:_________________________________

Natus Medical Incorporated | 2022 Proxy Statement	76

natus.

NATUS MEDICAL INCORPORATED
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY INTERNET AT THE MEETING - www.viewproxy.com/natus/2022

Attend the meeting via the Internet and vote during the meeting provided certain requirements are met. Registration is required at www.viewproxy.com/natus/2022 by 8:00 A.M. ET on June 14, 2022.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67884-P68616 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATUS MEDICAL INCORPORATED

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Ilan Daskal	☐	☐	☐
1b. Eric J. Guerin	☐	☐	☐
1c. Lisa Wipperman Heine	☐	☐	☐
1d. Joshua H. Levine	☐	☐	☐
1e. Bryant M. Moore	☐	☐	☐
1f. Alice D. Schroeder	☐	☐	☐
1g. Thomas J. Sullivan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 4.	For	Against	Abstain
2. Approval of the Natus Medical Incorporated Amended and Restated 2011 Employee Stock Purchase Plan.	☐	☐	☐
3. Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement.	☐	☐	☐
4. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D67885-P68616

NATUS MEDICAL INCORPORATED
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
June 15, 2022 8:00 AM PT

The stockholder(s) hereby appoint(s) Thomas J. Sullivan and B. Drew Davies, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATUS MEDICAL INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, June 15, 2022, at 8:00 a.m., PT, via virtual meeting at **www.viewproxy.com/natus/2022**. Stockholders must register to attend the virtual meeting at **www.viewproxy.com/natus/2022**, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side